Exhibit 99.6


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                                  $300,000,000


                                CREDIT AGREEMENT


                          Dated as of April 22, 2005,

                                     Among


                          HUGHES NETWORK SYSTEMS, LLC,
                                  as Borrower,


                           THE LENDERS PARTY HERETO,


                           JPMORGAN CHASE BANK, N.A.
                            as Administrative Agent,


                      BEAR STEARNS CORPORATE LENDING INC.,
                              as Syndication Agent

                               _________________


                          J.P. MORGAN SECURITIES INC.
                                      and
                           BEAR, STEARNS & CO. INC.,
                 as Joint Lead Arrangers and Joint Bookrunners



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                                             TABLE OF CONTENTS


                                                 ARTICLE I

                                                Definitions

SECTION 1.01. Defined Terms..............................................................................1
SECTION 1.02. Terms Generally...........................................................................41
SECTION 1.03. Effectuation of Transfers.................................................................41

                                                 ARTICLE II

                                                The Credits

SECTION 2.01. Commitments...............................................................................41
SECTION 2.02. Loans and Borrowings......................................................................42
SECTION 2.03. Requests for Borrowings...................................................................42
SECTION 2.04. Swingline Loans...........................................................................43
SECTION 2.05. Letters of Credit.........................................................................44
SECTION 2.06. Funding of Borrowings.....................................................................48
SECTION 2.07. Interest Elections........................................................................48
SECTION 2.08. Termination and Reduction of Commitments..................................................50
SECTION 2.09. Repayment of Loans; Evidence of Debt......................................................50
SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans......................................51
SECTION 2.11. Prepayment of Loans.......................................................................52
SECTION 2.12. Fees......................................................................................53
SECTION 2.13. Interest..................................................................................54
SECTION 2.14. Alternate Rate of Interest................................................................54
SECTION 2.15. Increased Costs...........................................................................55
SECTION 2.16. Break Funding Payments....................................................................56
SECTION 2.17. Taxes.....................................................................................56
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...............................57
SECTION 2.19. Mitigation Obligations; Replacement of Lenders............................................59
SECTION 2.20. Increase in Term Loan Commitments and Revolving Facility Commitments......................60
SECTION 2.21. Illegality................................................................................61

                                                ARTICLE III

                                       Representations and Warranties

SECTION 3.01. Organization; Powers......................................................................61
SECTION 3.02. Authorization.............................................................................62
SECTION 3.03. Enforceability............................................................................62
SECTION 3.04. Governmental Approvals....................................................................62
SECTION 3.05. Financial Statements......................................................................63
SECTION 3.06. No Material Adverse Change or Material Adverse Effect.....................................63
SECTION 3.07. Title to Properties; Possession Under Leases..............................................64
SECTION 3.08. Subsidiaries..............................................................................64
SECTION 3.09. Litigation; Compliance with Laws..........................................................64
SECTION 3.10. Federal Reserve Regulations...............................................................65
SECTION 3.11. Investment Company Act: Public Utility Holding Company Act................................65
SECTION 3.12. Use of Proceeds...........................................................................65
SECTION 3.13. Tax Returns...............................................................................65
SECTION 3.14. No Material Misstatements.................................................................66
SECTION 3.15. Employee Benefit Plans....................................................................66
SECTION 3.16. Environmental Matters.....................................................................67
SECTION 3.17. Security Documents........................................................................67
SECTION 3.18. Location of Real Property.................................................................68
SECTION 3.19. Solvency..................................................................................68
SECTION 3.20. Labor Matters.............................................................................69
SECTION 3.21. Insurance.................................................................................69
SECTION 3.22. Representations and Warranties in Transaction Agreement...................................69
SECTION 3.23. Communications Licenses, etc..............................................................69

                                                 ARTICLE IV

                                           Conditions of Lending

SECTION 4.01. All Credit Events.........................................................................70
SECTION 4.02. First Credit Event........................................................................70

                                                 ARTICLE V

                                           Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties......................................................74
SECTION 5.02. Insurance.................................................................................74
SECTION 5.03. Taxes.....................................................................................76
SECTION 5.04. Financial Statements, Reports, etc........................................................76
SECTION 5.05. Litigation and Other Notices..............................................................78
SECTION 5.06. Compliance with Laws......................................................................79
SECTION 5.07. Maintaining Records; Access to Properties and Inspections.................................79
SECTION 5.08. Use of Proceeds...........................................................................79
SECTION 5.09. Compliance with Environmental Laws........................................................79
SECTION 5.10. Further Assurances; Additional Mortgages..................................................79
SECTION 5.11. Fiscal Year; Accounting...................................................................81
SECTION 5.12. Interest Rate Protection Agreements.......................................................81
SECTION 5.13. Rating....................................................................................81

                                                 ARTICLE VI

                                             Negative Covenants

SECTION 6.01. Indebtedness..............................................................................82
SECTION 6.02. Liens.....................................................................................84
SECTION 6.03. Sale and Lease-Back Transactions..........................................................87
SECTION 6.04. Investments, Loans and Advances...........................................................87
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.................................89
SECTION 6.06. Dividends and Distributions...............................................................91
SECTION 6.07. Transactions with Affiliates..............................................................93
SECTION 6.08. Business of the Borrower and the Subsidiaries.............................................95
SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of
                    Incorporation, By-Laws and Certain Other Agreements; etc............................95
SECTION 6.10. Capital Expenditures......................................................................97
SECTION 6.11. Interest Coverage Ratio...................................................................97
SECTION 6.12. First Lien Leverage Ratio.................................................................98
SECTION 6.13. Debt to Adjusted EBITDA Ratio.............................................................98
SECTION 6.14. Swap Agreements...........................................................................99

                                                ARTICLE VII

                                             Events of Default

SECTION 7.01. Events of Default.........................................................................99
SECTION 7.02. Exclusion of Immaterial Subsidiaries.....................................................101
SECTION 7.03. Borrower's Right to Cure.................................................................102

                                                ARTICLE VIII

                                                 The Agents

SECTION 8.01. Appointment.  ...........................................................................102
SECTION 8.02. Delegation of Duties.....................................................................103
SECTION 8.03. Exculpatory Provisions...................................................................103
SECTION 8.04. Reliance by Administrative Agent.........................................................103
SECTION 8.05. Notice of Default........................................................................103
SECTION 8.06. Non-Reliance on Agents and Other Lenders.................................................104
SECTION 8.07. Indemnification..........................................................................104
SECTION 8.08. Agent in Its Individual Capacity.........................................................104
SECTION 8.09. Successor Administrative Agent...........................................................105
SECTION 8.10. Syndication Agent........................................................................105

                                                 ARTICLE IX

                                               Miscellaneous

SECTION 9.01. Notices..................................................................................105
SECTION 9.02. Survival of Agreement....................................................................106
SECTION 9.03. Binding Effect...........................................................................106
SECTION 9.04. Successors and Assigns...................................................................106
SECTION 9.05. Expenses; Indemnity......................................................................109
SECTION 9.06. Right of Set-off.........................................................................110
SECTION 9.07. Applicable Law...........................................................................110
SECTION 9.08. Waivers; Amendment.......................................................................110
SECTION 9.09. Interest Rate Limitation.................................................................112
SECTION 9.10. Entire Agreement.........................................................................112
SECTION 9.11. WAIVER OF JURY TRIAL.....................................................................113
SECTION 9.12. Severability.............................................................................113
SECTION 9.13. Counterparts.............................................................................113
SECTION 9.14. Headings.................................................................................113
SECTION 9.15. Jurisdiction; Consent to Service of Process..............................................113
SECTION 9.16. Confidentiality..........................................................................114
SECTION 9.17. JPMorgan Chase Bank, N.A. Direct Website Communications..................................115
SECTION 9.18. Release of Liens and Guarantees..........................................................115
SECTION 9.19. USA PATRIOT ACT..........................................................................116
SECTION 9.20. Regulatory Matters.......................................................................116
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Exhibits and Schedules


Exhibit A                        Form of Assignment and Acceptance
Exhibit B                        Form of Administrative Questionnaire
Exhibit C-1                      Form of Borrowing Request
Exhibit C-2                      Form of Swingline Borrowing Request
Exhibit D                        Form of Mortgage
Exhibit E                        Form of Collateral Agreement
Exhibit F                        Form of Solvency Certificate
Exhibit G                        Form of Real Property Officers' Certificate
Exhibit H                        Form of Parent Pledge Agreement
Exhibit I                        Form of Intercreditor Agreement

Schedule 1.01(a)                 Certain U.S. Subsidiaries
Schedule 1.01(b)                 Mortgaged Properties
Schedule 1.01(c)                 Closing Date First Tier Foreign Subsidiaries
Schedule 2.01                    Commitments
Schedule 3.01                    Organization and Good Standing
Schedule 3.04                    Governmental Approvals
Schedule 3.07(b)                 Possession under Leases
Schedule 3.07(c)                 Intellectual Property
Schedule 3.08(a)                 Subsidiaries
Schedule 3.08(b)                 Subscriptions
Schedule 3.09                    Litigation
Schedule 3.13                    Taxes
Schedule 3.16                    Environmental Matters
Schedule 3.20                    Labor Matters
Schedule 3.21                    Insurance
Schedule 3.23                    Communications Licenses
Schedule 4.02(b)                 Local U.S. and/or Foreign Counsel
Schedule 5.10(h)                 Post-Closing First Tier Foreign Subsidiaries
Schedule 6.01                    Indebtedness
Schedule 6.02(a)                 Liens
Schedule 6.04                    Investments
Schedule 6.05                    Asset Sales
Schedule 6.07                    Transactions with Affiliates

          CREDIT AGREEMENT dated as of April 22, 2005 (this "Agreement"), among HUGHES NETWORK SYSTEMS LLC, a Delaware limited liability company (the "Borrower"), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, BEAR, STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN SECURITIES INC. and BEAR, STEARNS & CO. INC., as joint lead arrangers and joint book managers (in such capacity, the "Joint Lead Arrangers").

          WHEREAS, Hughes Network Systems, Inc., a Delaware corporation ("HNS"), has indirectly formed the Borrower, to be jointly owned as of the date hereof by HNS and SkyTerra Communications, Inc., a Delaware corporation ("SkyTerra"; and together with HNS and their successors and assigns, the "Parents") (it being understood that if, after the date hereof, SkyTerra assigns or otherwise transfers its interests in the Borrower to any of its Subsidiaries, "SkyTerra" shall thereafter mean such Subsidiary), for the purpose of entering into that certain Contribution and Membership Interest Purchase Agreement (the "Transaction Agreement") dated December 3, 2004, as amended on January 28, 2005, with SkyTerra, The DIRECTV Group, Inc., a Delaware corporation ("DIRECTV"), and HNS (HNS and DIRECTV collectively, the "Sellers") as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, pursuant to which the Borrower will acquire (the "Acquisition") certain businesses and assets of the Sellers (including the Contributed SPACEWAY Assets which relate to Ka-band satellites identified as SPACEWAY ("SPACEWAY")) (collectively, the "Acquired Business"); and

          WHEREAS, in connection with the consummation of the Acquisition, the Borrower has requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $250 million, and (b) Revolving Facility Loans and Letters of Credit at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50.0 million;

          NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR" shall mean for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase Bank, N.A. from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

          "ABR Revolving Borrowing" shall mean a Borrowing comprised of ABR Revolving Loans.

          "ABR Revolving Loan" shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

          "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

          "Acceptable Exclusions" shall mean

          (a) war, invasion or hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:

          (i) any government or sovereign power (de jure or de facto),

          (ii) any authority maintaining or using a military, naval or air force,

          (iii) a military, naval or air force, or

          (iv) any agent of any such government, power, authority or force;

          (b) any anti-satellite device, or device employing atomic or nuclear fission or fusion, or device employing laser or directed energy beams;

          (c) insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not;

          (d) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise or whether civil, military or de facto) or public or local authority or agency;

          (e) nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

          (f) electromagnetic or radio frequency interference, except for physical damage to the Satellite directly resulting from such interference;

          (g) willful or intentional acts of the directors or officers of the named insured, acting within the scope of their duties, designed to cause loss or failure of the Satellite;

          (h) an act of one or more individuals, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional;

          (i) any unlawful seizure or wrongful exercise of control of the Satellite made by any individual or individuals acting for political or terrorist purposes;

          (j) loss of revenue, incidental damages or consequential loss;

          (k) extra expenses, other than the expenses insured under such policy;

          (l) third party liability;

          (m) loss of a redundant component(s) that does not cause a transponder failure; and

          (n) such other similar exclusions or modifications to the foregoing exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

          "Acquired Assets" shall mean (a) the total purchase price of assets acquired pursuant to a Permitted Business Acquisition during any fiscal year determined in accordance with GAAP (the "Specified Amount"), provided that if such Permitted Business Acquisition is not consummated during the first quarter of a fiscal year, Acquired Assets for such fiscal year shall be determined by multiplying the Specified Amount by (i) 0.75 if such Permitted Business Acquisition is consummated during the second quarter of such fiscal year, (ii)
0.50 if such Permitted Business Acquisition is consummated during the third quarter of such fiscal year and (iii) 0.25 if such Permitted Business Acquisition is consummated during the fourth quarter of such fiscal year and
(b) with respect to any fiscal year occurring after such Permitted Business Acquisition, the Specified Amount.

          "Acquired Assets Amount" shall have the meaning assigned to such term in Section 6.10(a).

          "Acquired Business" shall have the meaning assigned to such term in the first recital hereto.

          "Acquisition" shall have the meaning assigned to such term in the first recital hereto.

          "Added Historical Adjustment" shall mean the writeoff of certain accounts receivable and capitalized software and the elimination of payroll and benefits reflective of headcount reductions for purposes of calculating Adjusted EBITDA, in an aggregate amount not to exceed $24,866,000 and as further described in the Offering Memorandum, but only to the extent such writeoff and/or elimination occurred in the consecutive four quarter period referred to in the definition of Debt to Adjusted EBITDA Ratio.

          "Added Projected Adjustment" shall mean with respect to any Person, without duplication and solely to the extent the calculation of Adjusted EBITDA includes any period commencing on April 1, 2004 and ending on the Closing Date, the sum of (a) payroll and benefits costs associated with employees terminated (voluntarily or involuntarily) in connection with the SPACEWAY program realignment and other restructuring initiatives as if such employees had been terminated on April 1, 2004, plus (b) the sum of (i) an assumed rate of cost recovery to the Borrower and its Subsidiaries equal to $3.0 million per calendar quarter (to be calculated on a pro rata basis for any period less than one quarter) from DIRECTV for services performed under the SPACEWAY Services Agreement and (ii) the reduction in non-labor costs from realignment of the SPACEWAY program, in each case as if the SPACEWAY Services Agreement had been executed and the realignment of the SPACEWAY program had been implemented on April 1, 2004; provided that in the event the definition of Debt to Adjusted EBITDA Ratio requires a calculation of Adjusted EBITDA for the consecutive four quarter period commencing January 1, 2004, the Added Projected Adjustment shall equal $16,042,000. The calculation of the Added Projected Adjustment shall be performed in good faith by a Financial Officer of the Borrower in a manner consistent with the presentation of "Projected net reduction of SPACEWAY operating costs" set forth in the Offering Memorandum and such calculation shall be set forth in an officers' certificate signed by a Financial Officer.

          "Additional Mortgage" shall have the meaning assigned to such term in
Section 5.10(c).

          "Adjusted EBITDA" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (a) Consolidated Taxes; plus

          (b) Consolidated Interest Expense; plus

          (c) Consolidated Non-cash Charges; plus

          (d) the amount of any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs or excess pension charges); plus

          (e) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Permitted Holders (or any accruals relating to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period $1.0 million; plus

          (f) Added Historical Adjustment; plus

          (g) Added Projected Adjustment;

less, without duplication,
----
          (h) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period); less

          (i) Subtracted Historical Adjustment.

          For purposes of determining Adjusted EBITDA for determining compliance with Sections 6.11, 6.12 and 6.13 for any period that includes any of the fiscal quarters ended in 2004, Adjusted EBITDA shall be calculated on a quarterly basis in good faith by management of the Borrower in a manner consistent with the calculation in the Offering Memorandum.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

          "Adjustment Date" shall have the meaning assigned to such term in the definition of "Pricing Grid."

          "Administrative Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.12(c).

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent Parties" shall have the meaning assigned to such term in
Section 9.17(c).

          "Agents" shall mean the Administrative Agent and the Syndication
Agent.

          "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement and shall include all Exhibits and Schedules hereto.

          "Alpine" shall mean Alpine Capital Corporation and any successor.

          "Apollo" shall mean Apollo Management, L.P. and its Affiliates.

          "Applicable Margin" shall mean for any day (a) with respect to any Term Loan, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan and (b) with respect to any Revolving Facility Loan, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan, provided that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Facility Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

          "Approved Fund" shall have the meaning assigned to such term in
Section 9.04(b).

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

          "Available Investment Basket Amount" shall mean, on any date of determination, an amount equal to (a) the Cumulative Retained Excess Cash Flow Amount on such date plus (b) the aggregate amount of proceeds received after the Closing Date that would have constituted Net Proceeds pursuant to clause
(c) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereto, plus (c) the cumulative amount of cash proceeds from the sale or issuance of Equity Interests of the Borrower after the Closing Date (which proceeds have been contributed as common equity to the capital of the Borrower), except to the extent such proceeds are required to be applied in accordance with Section 2.11(b), minus (d) any amounts thereof used to make Investments pursuant to Section 6.04(i)(ii) after the Closing Date and on or prior to such date, minus (e) the aggregate amount of Capital Expenditures made after the Closing Date and on or prior to such date pursuant to Section 6.10(c), minus (f) the cumulative amount of dividends paid and distributions made pursuant to Sections 6.06(f)(ii), minus (g) any amounts thereof used to redeem or repay Indebtedness pursuant to Section 6.09(b).

          "Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments.

          "Available Unused Commitment" shall mean, with respect to a Revolving Facility Lender at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "Board of Directors" shall mean as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

          "Borrower" shall have the meaning assigned to such term in the preamble hereto.

          "Borrowing" shall mean a group of Loans of a single Type and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

          "Borrowing Minimum" shall mean $500,000.

          "Borrowing Multiple" shall mean $100,000.

          "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

          "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

          "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include:

          (a) expenditures to the extent they are made with funds that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" (but that will not constitute Net Proceeds as a result of the first proviso to such clause (a)),

          (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds,

          (c) interest capitalized during such period,

          (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Borrower or any Subsidiary thereof) and for which neither the Borrower nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

          (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

          (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

          (g) Investments in respect of a Permitted Business Acquisition, or

          (h) the Acquisition (including, without limitation, such transactions contemplated by the Transaction Agreement to be consummated after the Closing
Date).

          "Capital Stock" shall mean:

          (a) in the case of a corporation or a company, corporate stock or shares;

          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Capitalized Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

          "Cash Interest Expense" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense for such period, less the sum of (a) pay-in-kind Consolidated Interest Expense or other noncash Consolidated Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Consolidated Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) to the extent not deducted from Consolidated Interest, cash interest income of the Borrower and its Subsidiaries for such period; provided that Cash Interest Expense shall exclude any one-time financing fees, including those paid in connection with the Transactions or any amendment of this Agreement.

          For purposes of determining compliance with Section 6.11 for any period that includes any of the fiscal quarters ended June 30, 2004, September 30, 2004 and December 31, 2004, Cash Interest Expense for each such fiscal quarters shall be $6,446,000.

          "CD Assessment Rate" shall mean for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "CD Reserve Percentage" shall mean for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          A "Change in Control" shall be deemed to occur if:

          (a) at any time prior to a Qualified IPO, (i) any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least 51% of (x) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (y) the common economic interest represented by the issued and outstanding Equity Interests of the Borrower or
(ii) any Person, other than a Permitted Holder shall become the managing member of the Borrower; or

          (b) at any time after a Qualified IPO, any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date), other than any combination of the Permitted Holders, shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting or economic interest in the Borrower's capital stock and the Permitted Holders shall own, directly or indirectly, less than such Person or "group" on a fully diluted basis of the economic and voting interest in Borrower's capital stock.

          "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

          "Charges" shall have the meaning assigned to such term in Section
9.09.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4 shall have been satisfied, which date shall be not later than June 30, 2005.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

          "Collateral Agreement" shall mean the Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit E, among, the Borrower, each Subsidiary Loan Party and the Administrative Agent.

          "Collateral and Guarantee Requirement" shall mean the requirement that:

          (a) on the Closing Date, the Administrative Agent shall have received
(I) from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such person, (II) from each Parent, a counterpart of the Parent Pledge Agreement duly executed and delivered on behalf of such person and (III) from each Loan Party listed on
Schedule 1.01(c), a counterpart of a Foreign Pledge Agreement duly executed and delivered by such Loan Party with respect to the amount of Equity Interests of each "first tier" Foreign Subsidiary directly owned by such Loan Party and included on Schedule 1.01(c);

          (b) on the Closing Date, the Administrative Agent shall have received
(I) a pledge of all the issued and outstanding Equity Interests of (A) the Borrower and (B) each Domestic Subsidiary owned on the Closing Date directly by or on behalf of the Borrower or any Subsidiary Loan Party and (II) a pledge of 65% of the outstanding Equity Interests of each "first tier" Foreign Subsidiary directly owned by the Borrower or a Subsidiary Loan Party; and the Administrative Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) on the Closing Date, all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $500,000 (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party and evidenced by a promissory note or an instrument shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

          (d) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

          (e) in the case of any person that becomes a "first tier" Material Foreign Subsidiary directly owned by the Borrower or a Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received, as promptly as practicable following a request by the Administrative Agent, a Foreign Pledge Agreement, duly executed and delivered by the direct parent company of such Foreign Subsidiary on behalf of such Foreign Subsidiary;

          (f) after the Closing Date, all the outstanding Equity Interests of
(A) any person that becomes a Subsidiary Loan Party after the Closing Date and
(B) subject to Section 5.10(g), all the Equity Interests that are acquired by a Loan Party after the Closing Date, shall have been pledged pursuant to the Collateral Agreement (provided that with respect to any Foreign Subsidiary in no event shall more than 65% of the issued and outstanding Equity Interests thereof be pledged to secure Credit Agreement Obligations of the Borrower and only if such Foreign Subsidiary is or becomes a Material Foreign Subsidiary), and the Administrative Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (g) except as set forth pursuant to Section 3.04 or as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

          (h) on the Closing Date, the Administrative Agent shall have received
(i) counterparts of each Mortgage to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01(b) duly executed and delivered by the record owner of such Mortgaged Property, (ii) such other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property and (iii) a Real Property Officers' Certificate substantially in the form of Exhibit G attached hereto with respect to each Mortgaged Property;

          (i) on the Closing Date, or as soon as is practicable not to exceed 60 days from the Closing Date, the Administrative Agent shall have received (i) a policy or policies or marked-up unconditional binder of title insurance or foreign equivalent thereof, as applicable, paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage to be entered into on the Closing Date as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02 and Liens arising by operation of law, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (ii) a survey of any Mortgaged Property (and all improvements thereon), or foreign equivalent thereof, as applicable, which is
(1) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (2) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the title insurance company insuring the Mortgage, (3) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and
(4) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Administrative Agent; and

          (j) except as disclosed on Schedule 3.04 or as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 2.12(a).

          "Commitments" shall mean (a) with respect to any Lender, such Lender's Revolving Facility Commitment and Term Loan Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment.

          "Communications Licenses" shall mean, collectively, all FCC Licenses and all Foreign Licenses.

          "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

          "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the sum, without duplication, of:

          (a) consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations (and, to the extent not included therein, the Indebtedness under Equipment Financing Agreements), and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and any interest under Satellite Purchase Agreements);

          (b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; and

          (c) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Borrower and its Subsidiaries;

          less interest income for such period;

provided, that for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

          "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, that:

          (a) any net after-tax extraordinary or nonrecurring or unusual gains or losses (less all fees and expenses relating thereto), or income or expense or charge (including, without limitation, any severance, relocation or other restructuring costs and transition expenses Incurred as a direct result of the transition of the Borrower to an independent operating company in connection with the Transactions) and fees, expenses or charges related to any offering of equity interests of such Person, Investment, acquisition or Indebtedness permitted to be incurred by this Agreement (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case, shall be excluded;

          (b) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated after the Closing Date shall be excluded;

          (c) the cumulative effect of a change in accounting principles during such period shall be excluded;

          (d) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

          (e) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by senior management or the Board of Directors of the Borrower, except that no such determination shall be required for asset dispositions reflected as an adjustment in the calculation of Adjusted EBITDA set forth in the Offering Memorandum) shall be excluded;

          (f) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness shall be excluded;

          (g) the Net Income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period;

          (h) solely for the purpose of determining compliance with Sections 6.11, 6.12 and 6.13, the Net Income for such period of any Subsidiary (other than any Subsidiary Loan Party) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived (provided that this clause (h) shall not apply with respect to the Net Income of Hughes Escorts Communications Limited); provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such Person or a Subsidiary of such Person, to the extent not already included therein;

          (i) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

          (j) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Subsidiaries shall be excluded;

          (k) any one-time non-cash compensation charges shall be excluded; and

          (l) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded.

          "Consolidated Non-cash Charges" shall mean, with respect to any Person for any period, the aggregate depreciation, amortization, impairment, non-cash compensation, non-cash rent and other non-cash expenses of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (a) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (b) the non-cash impact of recording the change in fair value of any embedded derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

          "Consolidated Taxes" shall mean, with respect to any Person and its Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any parent of such Person in respect of such period in accordance with Section 6.06(g), which shall be included as though such amounts had been paid as income taxes directly by such Person.

          "Consolidated Total Indebtedness" shall mean, as at any date of determination, an amount equal to the sum of (a) the aggregate amount of all outstanding Indebtedness of the Borrower and the Subsidiaries (other than letters of credit to the extent undrawn) the and (b) the aggregate amount of all outstanding Disqualified Stock of the Borrower and all Preferred Stock of Subsidiaries issued to Persons that are not Loan Parties, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by senior management or the Board of Directors of the Borrower.

          "Contingent Obligations" shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

          (b) to advance or supply funds:

          (i) for the purchase or payment of any such primary obligation; or

          (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Contributed SPACEWAY Assets" shall have the meaning assigned to such term in the Transaction Agreement.

          "Contribution Financing" shall mean, in connection with the consummation of the Acquisition, (a) the purchase by SkyTerra and its Affiliates from HNS of 50% of the class A units of the Borrower for an aggregate amount of not less than $50.0 million in cash and 300,000 shares of common stock of SkyTerra and (b) the equity contribution by DIRECTV or its Affiliates to the Borrower in an aggregate amount of not less than $50.0 million.

          "Credit Agreement Obligations" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document.

          "Credit Event" shall have the meaning assigned to such term in
Article IV.

          "Cumulative Retained Excess Cash Flow Amount" shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of the Retained Percentage of Excess Cash Flow for each Excess Cash Flow Period commencing on or after the Closing Date.

          "Cure Amount" shall have the meaning assigned to such term in Section 7.03(a).

          "Cure Right" shall have the meaning assigned to such term in Section 7.03(a).

          "Current Assets" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

          "Current Liabilities" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, and (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Adjusted EBITDA included in clauses (c), (d) and (e) of the definition of such term.

          "Debt to Adjusted EBITDA Ratio" shall mean, with respect to the Borrower on any date, the ratio of (a) Consolidated Total Indebtedness as of such date (the "Calculation Date") to (b) Adjusted EBITDA of the Borrower for the four consecutive fiscal quarters immediately preceding such Calculation Date.

          For purposes of making the computation referred to above and for other pro forma calculations required hereunder, Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by the Borrower or any Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (including the Transactions) (and the change in any associated Consolidated Total Indebtedness obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Debt to Adjusted EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Financial Officer of the Borrower and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which substantially all the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such transaction, including, but not limited to, the execution or termination of any contracts, the reduction of costs related to administrative functions or the termination of any personnel, as applicable; provided that, in either case, such adjustments are set forth in a certificate signed by a Financial Officer of the Borrower and another Responsible Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Responsible Officers executing such certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Agreement. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

          "Debt Service" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Total Indebtedness for such period.

          "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "DIRECTV" shall have the meaning assigned to such term in the first recital hereto.

          "Disqualified Stock" shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable, putable or exchangeable), or upon the happening of any event:

          (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

          (b) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

          (c) is redeemable at the option of the holder thereof, in whole or in part,

          in each case prior to 91 days after the Maturity Date;

          provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that (x) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemable at the option of the holders thereof as a result of a change of control or asset sale; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary that is not a Foreign Subsidiary.

          "Earth Station" shall mean any earth station of the Borrower or any of its Subsidiaries that is the subject of a license granted by the FCC.

          "environment" shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

          "Environmental Laws" shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

          "Equipment Financing Agreements" shall mean (a)(i) the Master Purchase Agreement dated April 27, 1998, between the Borrower and Alpine, (ii) the Master Equipment Lease dated April 21, 1998, between the Borrower and Alpine and (iii) the Assignment Agreement dated April 27, 1998, between the Borrower and Alpine, (b) the equipment financing arrangements pursuant to the Master Performance and Counter-Indemnity between the Borrower and certain of its Subsidiaries and Barclays Technology Finance Limited, Barclays Technology Finance GmbH, Alpine Capital (Europe) Limited and Alpine Capital (Europe) Limited GmbH and related agreements, (c) any and all assignment agreements entered into by the Borrower and its Subsidiaries in the ordinary course of business as contemplated by clauses (a)(i) through (iii) and (b) of this definition, in each case, as the same may be refinanced, amended, modified, restated, renewed, supplemented or replaced, and (d) any agreements between the Borrower or any of its Subsidiaries and any third-party relating generally to the subject matter of the agreements set forth in clause (a), (b) or (c) of this definition; provided that any agreements specified in clauses (c) or (d) of this definition are entered into on terms consistent with then prevailing market conditions.

          "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
(g) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

          "Eurocurrency Loan" shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

          "Eurocurrency Revolving Borrowing" shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

          "Eurocurrency Revolving Loan" shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurocurrency Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
Section 7.01.

          "Event of Loss" shall mean any event that results in the Borrower or its Subsidiaries receiving proceeds from any insurance covering any Satellite, or in the event that the Borrower or any of its Subsidiaries receives proceeds from any insurance maintained for it by any Satellite Manufacturer or any launch provider covering any of such Satellites.

          "Event of Loss Proceeds" shall mean, with respect to any proceeds from any Event of Loss, all Satellite insurance proceeds received by the Borrower or any of the Subsidiaries in connection with such Event of Loss, after

          (1) provision for all income or other taxes measured by or resulting from such Event of Loss,

          (2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

          (3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss,

          (4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with the terms of the agreement(s) governing the ownership of such interest by such Person (other than provision for payments to insurance carriers required to be made based on projected future revenues expected to be generated from such Satellite in the good faith determination of the Borrower as evidenced by a certificate executed by a Financial Officer), and

          (5) deduction of appropriate amounts to be provided by the Borrower or such Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss.

          "Excess Cash Flow" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, Adjusted EBITDA of the Borrower and the Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication,

          (a) Debt Service for such Excess Cash Flow Period,

          (b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness (other than the Term Loans) during such Excess Cash Flow Period to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness, so long as the amount of such prepayment is not already reflected in Debt Service,

          (c) (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash (other than Capital Expenditures in respect of SPACEWAY and related assets in an aggregate amount equal to $175 million) and (ii) the aggregate consideration paid in cash during the Excess Cash Flow period in respect of Permitted Business Acquisitions and other Investments permitted hereunder to the extent not financed with the proceeds of Indebtedness other than Loans (less any amounts received in respect thereof as a return of capital).

          (d) Capital Expenditures that the Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period,

          (e) Taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries,

          (f) an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Excess Cash Flow Period,

          (g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of Adjusted EBITDA or Cash Interest Expense,

          (h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by the Borrower during such Excess Cash Flow Period and permitted dividends paid by the Borrower or by any Subsidiary to any person other than the Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 (other than 6.06(f)(ii)),

          (i) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining Adjusted EBITDA of the Borrower and its Subsidiaries in a prior Excess Cash Flow Period and (y) reserves or accruals established in purchase accounting,

          (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

          (k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Adjusted EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period.

plus, without duplication,
----
          (a) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

          (b) all proceeds received during such Excess Cash Flow Period of Capitalized Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings),

          (c) all amounts referred to in clause (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, the Borrower after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Facility Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

          (d) to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Excess Cash Flow Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Excess Cash Flow Period,

          (e) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of Adjusted EBITDA or (ii) such payments do not reduce Cash Interest Expense,

          (f) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to 2.11(b)),

          (g) to the extent deducted in the computation of EBITDA, cash interest income, and

          (h) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (x) such items represented cash received by the Borrower or any Subsidiary or (y) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

          "Excess Cash Flow Period" shall mean (a) the period taken as one accounting period from the Closing Date and ending December 31, 2005 and (b) each fiscal year of the Borrower ended thereafter.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

          "Excluded Indebtedness" shall mean all Indebtedness permitted to be incurred under Section 6.01.

          "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any state thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above and (c) in the case of a Lender making a Loan to the Borrower, any withholding tax imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new Lending Office) or is attributable to such Lender's failure to comply with Section 2.17(e) with respect to such Loan except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or
Section 2.17(c).

          "Existing Letters of Credit" shall mean each letter of credit previously issued for the account of the Borrower or any Subsidiary by DIRECTV or any of its Affiliates that is outstanding on the Closing Date. The face amount of the Existing Letters of Credit on the Closing Date is approximately $23.8 million.

          "Facility" shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there are two Facilities, i.e., the Term Facility and the Revolving Facility.

          "Fair Market Value" shall mean, with respect to any asset or property, the price that could be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "FCC" shall mean the Federal Communications Commission or any governmental authority substituted therefor.

          "FCC Licenses" shall mean all authorizations, licenses and permits, including experimental authorizations, issued by the FCC or any governmental authority substituted therefor to the Borrower or any of its Subsidiaries, under which the Borrower or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its Earth Stations (other than authorizations, orders, licenses or permits that are no longer in effect).

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

          "Financial Officer" of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

          "Financial Performance Covenants" shall mean the covenants of the Borrower set forth in Sections 6.11, 6.12 and 6.13.

          "First Lien Debt" shall mean at any date the sum of (a) the aggregate outstanding principal amount of Indebtedness outstanding hereunder (other than Letters of Credit to the extent undrawn) and (b) the amount then outstanding under any Receivables Financing (as calculated pursuant to clause (d) of the definition of Indebtedness).

          "First Lien Leverage Ratio" shall mean at any date the ratio of (a) First Lien Debt as of such date of calculation to (b) Adjusted EBITDA of the Borrower for the four full fiscal quarters immediately preceding such date. The provisions applicable to pro forma transaction and Indebtedness set forth in the second paragraph of the definition of "Debt to Adjusted EBITDA Ratio" will apply for the purposes of making the computations referred to in this definition.

          "Flow Through Entity" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Licenses" shall mean all authorizations, orders, licenses, permits, approvals, consents, and rights issued to the Borrower or any of its Subsidiaries by any foreign Governmental Authority pursuant to any statute, rule, regulation or policy regarding the operation of channels of radio communications and/or the provisions of communications or telecommunications services (other than authorizations, orders, licenses or permits that are no longer in effect).

          "Foreign Pledge Agreement" shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a first-tier Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided that in no event shall more than 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary be pledged to secure Credit Agreement Obligations of the Borrower.

          "Foreign Subsidiary" shall mean a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

          "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

          "guarantee" or "Guarantee" shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with an acquisition or disposition of assets permitted under this Agreement), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and "guarantor" and "Guarantor" shall have meanings correlative thereto.

          "Hazardous Materials" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

          "HNS" shall have the meaning assigned to such term in the first recital hereto.

          "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under:

          (a) currency exchange or interest rate swap agreements, cap agreements and collar agreements; and

          (b) other agreements or arrangements designed to manage exposure or protect such Person against fluctuations in currency exchange or interest rates.

          "Increased Amount Date" shall have the meaning assigned to such term in Section 2.20.

          "Incremental Amount" shall mean, at any time, the excess, if any, of
(a) $150.0 million over (b) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments established prior to such time pursuant to Section 2.20.

          "Incremental Assumption Agreement" shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

          "Incremental Revolving Facility Lender" shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Facility Loan.

          "Incremental Revolving Facility Borrowing" shall mean a Borrowing comprised of Incremental Revolving Facility Loans.

          "Incremental Revolving Facility Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Facility Loans to the Borrower.

          "Incremental Revolving Facility Maturity Date" shall mean the final maturity date of any Incremental Revolving Facility Loan, as set forth in the applicable Incremental Assumption Agreement.

          "Incremental Revolving Facility Loans" shall mean Revolving Facility Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Revolving Facility Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Facility Loans.

          "Incremental Term Lender" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

          "Incremental Term Loan Borrowing" shall mean a Borrowing comprised of Incremental Term Loans

          "Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans to the Borrower.

          "Incremental Term Loan Maturity Date" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

          "Incremental Term Loan Repayment Dates" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

          "Incremental Term Loans" shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by
Section 2.20 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

          "Incur" or "incur" shall mean issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

          "Indebtedness" shall mean, with respect to any Person, without duplication:

          (a) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a current account payable, trade payable or similar obligation Incurred, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (b) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

          (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; and

          (d) to the extent not otherwise included, with respect to the Borrower and its Subsidiaries, the amount then outstanding (i) (i.e., advanced, and received by, and available for use by, the Borrower or any of its Subsidiaries) under any Receivables Financing (as confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) or (ii) under any Equipment Financing Agreement;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenue generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (5) any obligations to make progress or incentive payments or risk money payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; or
(6) the financing of insurance premiums with the carrier of such insurance or take or pay obligations contained in supply agreements, in each case entered into in the ordinary course of business.

          Notwithstanding anything in this Agreement, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Agreement.

          "Indemnified Taxes" shall mean all Taxes other than Excluded Taxes.

          "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

          "In-Orbit Insurance" shall mean, with respect to any Satellite (or, if the entire Satellite is not owned by the Borrower or any Subsidiary, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the launch insurance therefor (or, if launch insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth in this Agreement.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time, in the form of
Exhibit I, between among the Administrative Agent and the Second Lien Administrative Agent.

          "Interest Election Request" shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

          "Interest Payment Date" shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

          "Interest Period" shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, unless the Administrative Agent shall otherwise agree, that with respect to periods commencing prior to the 31st day after the Closing Date, the Borrower shall only be permitted to request Interest Periods of seven days; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Investment" shall have the meaning assigned to such term in Section 6.04.

          "Issuing Bank" shall mean JPMorgan Chase Bank, N.A. and each other Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.12(b).

          "Joint Lead Arrangers" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Law" shall mean any treaty, intergovernmental arrangement, multinational, national, federal, state, provincial or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, determination or arbitration award, of any Governmental Authority.

          "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

          "L/C Participation Fee" shall have the meaning assigned such term in
Section 2.12(b).

          "Lender" shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a "Lender" hereunder pursuant to
Section 9.04.

          "Lender Default" shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), or (b) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06.

          "Lending Office" shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

          "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.05.

          "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMorgan Chase Bank, N.A. at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

          "License Subsidiary" shall mean one or more Wholly Owned Subsidiaries of the Borrower (i) that holds, was formed for the purpose of holding or is designated to hold FCC Licenses and (ii) all of the shares of Capital Stock and other ownership interests of which are held directly by the Borrower or a Subsidiary Loan Party.

          "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest and, except in connection with any Qualified Receivables Financing, any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security Documents, the Intercreditor Agreement and any promissory note issued under Section 2.09(e), and solely for the purposes of Sections 4.02(o) and 7.01(c) hereof, the Fee Letter dated December 2, 2004, as amended on January 27, 2005, by and among the Parents, the Administrative Agent, Bear Stearns Corporate Lending Inc. and the Joint Lead Arrangers.

          "Loan Parties" shall mean the Borrower and the Subsidiary Loan
Parties.

          "Loans" shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans (and shall include any Loans under the Incremental Revolving Facility Commitments or Incremental Term Loan Commitments).

          "Local Time" shall mean New York City time.

          "Majority Lenders" of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.

          "Margin Stock" shall have the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" shall mean the existence of any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

          "Material Foreign Subsidiary" shall mean a Foreign Subsidiary that is a Material Subsidiary.

          "Material Indebtedness" shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25.0 million.

          "Material Subsidiary" shall have the meaning assigned to such term in
Section 7.02.

          "Maximum Rate" shall have the meaning assigned to such term in
Section 9.09.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Mortgaged Properties" shall mean the owned real properties of the Loan Parties set forth on Schedule 1.01(c) and each additional real property encumbered by a Mortgage pursuant to Section 5.10.

          "Mortgages" shall mean the mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered pursuant to Section 5.10 and clause (h) of the definition of Collateral and Guarantee Requirement, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each substantially in the form of Exhibit D, with such changes as consented to by the Administrative Agent as evidenced by its execution of any Mortgage containing any such change.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "Net Income" shall mean, with respect to any person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

          "Net Proceeds" shall mean:

          (a) 100% of (i) any Event of Loss Proceeds and (ii) the cash proceeds actually received by the Borrower or any of their Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the Borrower or any Subsidiary (other than pursuant to Section 6.05 (a) through (j), (l) and (m), net of (A) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to any Permitted Debt Securities or any Permitted Refinancing Indebtedness in respect thereof), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (B) Taxes paid or payable as a result thereof provided that, in each case, if no Event of Default exists and Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use (or enter into a binding commitment to use) any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions or Investments permitted by Section 6.04(i), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used (or entered into) within such 12-month period or not used in accordance with the terms of such binding commitment, and provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $1.0 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $4.0 million,

          (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, and

          (c) 50% of the cash proceeds from the issuance or sale of any Equity Interest of the Borrower or any Subsidiary at any time after SPACEWAY has entered commercial operation (other than Equity Interests (i) of the Borrower issued to the then existing holders of the Equity Interests of the Borrower,
(ii) Equity Interests of any Subsidiary issued to the then existing owners of such Subsidiary and (iii) Equity Interests issued to finance a Permitted Business Acquisition, an Investment permitted by Section 6.04(i) or a permitted Capital Expenditure) net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

          For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Affiliate thereof shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of SkyTerra.

          "Non-Consenting Lender" shall have the meaning assigned to such term in Section 2.19(c).

          "Note" shall have the meaning assigned to such term in Section
2.09(e).

          "Offering Memorandum" shall mean the certain preliminary offering memorandum dated April 5, 2005 relating to the Borrower's proposed offering of senior notes.

          "Other Revolving Facility Loans" shall have the meaning assigned to such term in Section 2.20.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

          "Other Term Loans" shall have the meaning assigned to such term in
Section 2.20.

          "Parents" shall have the meaning assigned to such term in the first recital hereto.

          "Parent Pledge Agreement" shall mean the Parent Pledge Agreement, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit H, to be made by the Parents in favor of the Administrative Agent, for the ratable benefit of the Lenders.

          "Participant" shall have the meaning assigned to such term in Section 9.04(c).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Perfection Certificate" shall mean a certificate in the form of Annex I to the Collateral Agreement or any other form approved by the Administrative Agent.

          "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors' qualifying shares) in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer by the acquirer or an Affiliate of the acquirer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii)
(A) the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11, 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01); and (iv) the Available Unused Commitments, together with all cash and Permitted Investments of the Borrower and its Subsidiaries at such time, shall be no less than (A) $15.0 million plus (unless SPACEWAY has entered commercial operation or has been abandoned) (B) $146 million minus the cumulative amount expended after the Closing Date by the Borrower and its Subsidiaries for the construction of SPACEWAY, launch insurance, launch costs and associated network operations centers and ground facilities.

          "Permitted Cure Security" shall mean an equity security of the Borrower having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Term Facility Maturity Date, and upon which all dividends or distributions (if any) shall, prior to 91 days after the Term Facility Maturity Date, be payable solely in additional shares of such equity security.

          "Permitted Debt Securities" shall mean unsecured senior or senior subordinated notes issued by the Borrower (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months after the Term Facility Maturity Date (except that any such obligations in the nature of "bridge" notes or loans (i) may be subject to prepayment with the proceeds of Permitted Refinancing Indebtedness in respect thereof or the issuance of Equity Interests or asset sales permitted to be issued or made hereunder and the proceeds of which are permitted hereunder to be used for such purpose and (ii) may be subject to scheduled repayment or mandatory redemption, in each case to the extent that the Borrower has the right to cause such obligations to be exchanged for, or redeemed with, Permitted Refinancing Indebtedness in respect thereof), (b) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are, in the reasonable judgment of the Administrative Agent, generally consistent with those applicable to similar securities issued by companies with credit characteristics similar to those of the Borrower, (c) in respect of which no Subsidiary of the Borrower that is not an obligor under the Loan Documents is an obligor and (d) the proceeds of which are used to pay or prepay Second Lien Term Loans, to pay or prepay Term Loans, to reduce the Revolving Facility Commitments hereunder or to finance a Permitted Business Acquisition or any Investment permitted pursuant to Section 6.04(i); provided that any Permitted Debt Securities used to finance a Permitted Business Acquisition or Investment shall provide for subordination of payments in respect of such notes to the Credit Agreement Obligations and guarantees thereof under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent.

          "Permitted Holders" shall mean each of DirecTV, Apollo and SkyTerra and their Affiliates.

          "Permitted Investments" shall mean:

          (a) U.S. dollars, pounds sterling, euros, national currency of any participating member state in the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (b) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof, in each case with maturities not exceeding two years from the date of acquisition;

          (c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million, or the foreign currency equivalent thereof, and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

          (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

          (e) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

          (f) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

          (g) Indebtedness issued by Persons (other than the Permitted Holders or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

          (h) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (g) above;

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Credit Agreement Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Credit Agreement Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not Loan Parties hereunder, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced; and provided further, that with respect to a Refinancing of Permitted Debt Securities, such Permitted Refinancing Indebtedness shall meet the requirements of clauses (a), (b) and (c) of the definition of "Permitted Debt Securities."

          "Person" or "person" shall mean any individual, corporation, partnership, limited liability company, Joint Venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Platform" shall have the meaning assigned to such term in Section 9.17(b).

          "Pledged Collateral" shall have the meaning assigned to such term in the Collateral Agreement.

          "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

          "Pricing Grid" shall mean the table set forth below:

==================================== ================================= ==========================
                                                                          Applicable Margin for
    Debt to Adjusted EBITDA Ratio     Applicable Margin for ABR Loans      Eurocurrency Loans
------------------------------------ --------------------------------- --------------------------
Equal to or greater than 3.00 to                  1.50%                          2.50%
1.00
------------------------------------ --------------------------------- --------------------------
Less than 3.00 to 1.00 and equal
to or greater than 2.50                           1.25%                          2.25%
------------------------------------ --------------------------------- --------------------------
Less than 2.50 to 1.00 and equal
to or greater than 2.00                           1.00%                          2.00%
------------------------------------ --------------------------------- --------------------------
Less than 2.00 to 1.00                            0.75%                          1.75%
==================================== ================================= ==========================

          For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Debt to Adjusted EBITDA Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to
Section 5.04 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Debt to Adjusted EBITDA Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.13.

          "Projections" shall mean any projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of the Subsidiaries prior to the Closing Date.

          "Presumed Tax Rate" shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (b) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

          "Purchase Money Note" shall mean a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Borrower or any Subsidiary of the Borrower to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

          "Qualified IPO" shall mean an underwritten public offering of the Equity Interests of the Borrower, which generates cash proceeds to the Borrower of at least $100.0 million.

          "Qualified Receivables Financing" shall mean any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (a) senior management or the Board of Directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary,

          (b) all sales of accounts receivable and related assets to the Receivables Subsidiary (or valid capital contributions made to the Receivables Subsidiary) are made at Fair Market Value (as determined in good faith by senior management or the Board of Directors of the Borrower), and

          (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by senior management or the Board of Directors of the Borrower) and may include Standard Securitization Undertakings.

          "Quotation Day" shall mean, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "Receivables Fees" shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with any Receivables Financing.

          "Receivables Financing" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may (a) sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or (iii) a third party that is financing the same in a customary repurchase arrangement in contemplation of a subsequent transfer to a Receivables Subsidiary in a Receivables Financing or (b) may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

          "Receivables Repurchase Obligation" shall mean any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

          "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:

          (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

          (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be, on the whole, no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

          (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by delivery to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.

          "Refinance" shall have the meaning assigned to such term in the definition of the term "Permitted Refinancing Indebtedness," and "Refinanced" shall have a meaning correlative thereto.

          "Register" shall have the meaning assigned to such term in Section 9.04(b).

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

          "Release" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

          "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

          "Required Lenders" shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures, and (d) Available Unused Commitments, that taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) Revolving L/C Exposures, (y) Swingline Exposures, and
(z) the total Available Unused Commitments at such time. The Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

          "Required Percentage" shall mean, with respect to an Excess Cash Flow Period, 75%, provided that if the Debt to Adjusted EBITDA Ratio at the end of any Excess Cash Flow Period is (a) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, such percentage shall be reduced to 50% and (b) less than or equal to 2.50 to 1.00, such percentage shall be reduced to 25%.

          "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

          "Retained Percentage" shall mean, with respect to any Excess Cash Flow Period (a) 100%, minus (b) the Required Percentage with respect to such Excess Cash Flow Period.

          "Revolving Facility" shall mean the Commitments and the extensions of credit made hereunder by the Lenders.

          "Revolving Facility Borrowing" shall mean a Borrowing comprised of Revolving Facility Loans.

          "Revolving Facility Commitment" shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender's Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under
Section 9.04. The initial amount of each Revolving Facility Lender's Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments if $50 million.

          "Revolving Facility Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (a) the aggregate principal amount of such Revolving Facility Lender's Revolving Facility Loans outstanding at such time and (b) such Revolving Facility Lender's Revolving Facility Percentage of the Swingline Exposure and Revolving L/C Exposure at such time.

          "Revolving Facility Lender" shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans (including any Incremental Revolving Facility Lenders).

          "Revolving Facility Loan" shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01.

          "Revolving Facility Maturity Date" shall mean April 22, 2011.

          "Revolving Facility Percentage" shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender's Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

          "Revolving L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and
(b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

          "S&P" shall mean Standard & Poor's Ratings Group, Inc.

          "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.03.

          "Satellite" shall mean any satellite owned by the Borrower or any of its Subsidiaries and any satellite purchased by the Borrower or any of its Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

          "Satellite Manufacturer" shall mean, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

          "Satellite Purchase Agreement" shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.

          "Satellite Purchaser" shall mean the Borrower or Subsidiary that is a party to a Satellite Purchase Agreement.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Second Lien Administrative Agent" shall mean Bear Stearns Corporate Lending Inc., in its capacity as administrative agent under the Second Lien Credit Agreement.

          "Second Lien Credit Agreement" shall mean the Credit Agreement, dated as of the Closing Date, among the Borrower, the Second Lien Administrative Agent, JPMorgan Chase Bank, N.A. as syndication agent thereunder, the lenders from time to time party thereto.

          "Second Lien Loan Documents" shall mean the Second Lien Credit Agreement and each security agreement, mortgage and other instrument and documents executed and delivered pursuant to any of the foregoing.

          "Second Lien Term Loans" shall mean the term loans borrowed by the Borrower under the Second Lien Credit Agreement.

          "Secured Parties" shall mean the "Secured Parties" as defined in the Collateral Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder..

          "Security Documents" shall mean the Mortgages, the Collateral Agreement, the Foreign Pledge Agreements, the Parent Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

          "Sellers" shall have the meaning assigned to such term in the first recital hereto.

          "SkyTerra" shall have the meaning assigned to such term in the first recital hereto.

          "SPACEWAY" shall have the meaning assigned to such term in the first recital hereto.

          "SPACEWAY Services Agreement" shall mean the SPACEWAY Services Agreement to be executed by the Borrower and DIRECTV on the Closing Date for the provision of technical services to each other in connection with SPACEWAY assets, as such agreement may be amended, modified or otherwise supplemented from time to time.

          "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which senior management or the Board of Directors of the Borrower has determined in good faith to be either customary in a Receivables Financing or, when taken as a whole, to be more favorable to the Borrower than in a customary Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

          "Statutory Reserves" shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (c) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

          "Subsidiary Loan Party" shall mean (a) each Wholly Owned Subsidiary of the Borrower that is at any time a Material Subsidiary and not (i) a Foreign Subsidiary, (ii) a License Subsidiary, (iii) a Receivables Subsidiary or (iv) listed on Schedule 1.01(a) and (b) each Domestic Subsidiary of the Borrower or the Subsidiaries that guarantees the Second Lien Term Loans.

          "Subtracted Historical Adjustment" shall mean the gain on sale of real estate for purposes of calculating Adjusted EBITDA, in the amount set forth in and as further described in the Offering Memorandum, but only to the extent the adjustment for such gain occurred in the consecutive four quarter period referred to in the definition of Debt to Adjusted EBITDA Ratio.

          "Swap Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

          "Swingline Borrowing" shall mean a Borrowing comprised of Swingline Loans.

          "Swingline Borrowing Request" shall mean a request by a Borrower substantially in the form of Exhibit C-2.

          "Swingline Commitment" shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $10.0 million.

          "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

          "Swingline Lender" shall mean JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans.

          "Swingline Loans" shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

          "Syndication Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

          "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

          "Term Facility" shall mean the Term Loan Commitments and the Term Loans made hereunder.

          "Term Facility Maturity Date" shall mean April 22, 2012.

          "Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make Term Loans as set forth in Section 2.01. The aggregate amount of the Term Loan Commitments on the Closing Date is $250 million.

          "Term Loan Installment Date" shall have the meaning assigned to such term in Section 2.10(a).

          "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01 or 2.20 (including Incremental Term Loans).

          "Total Assets" shall mean, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, as shown on the most recent balance sheet.

          "Transaction Agreement" shall have the meaning given such term in the recitals hereto.

          "Transaction Documents" shall mean the Transaction Agreement, Loan Documents, the Second Lien Loan Documents and, in each case, any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time.

          "Transactions" shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Acquisition and the execution and delivery of the Transaction Agreement; (b) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (c) the Contribution Financing; (d) the borrowing of the Second Lien Term Loans and the execution and delivery of the Second Lien Loan Documents; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the ABR.

          "U.S. Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          "Wholly Owned Subsidiary" of any Person shall mean a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

          SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.03. Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall have been consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

                                  ARTICLE II

                                  The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

          (a) each Lender agrees to make Term Loans to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment;

          (b) ach Lender agrees to make Revolving Facility Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Facility Credit Exposure exceeding such Lender's Revolving Facility Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided that no Revolving Facility Loans shall be made on the Closing Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans; and

          (c) each Lender having an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans and/or Incremental Revolving Facility Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment or Incremental Revolving Facility Commitment, as the case may be.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans shall be made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

          (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or the amount equal to the entire unused balance of the Revolving Facility Commitments). Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) 8 Eurocurrency Borrowings outstanding under the Term Facility and (ii) 8 Eurocurrency Borrowings outstanding under the Revolving Facility.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date, as applicable.

          SECTION 2.03. Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing (provided that the any Borrowing on the Closing Date shall be an ABR Borrowing);

               (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lenders of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy), not later than 11:00 a.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify
(i) the requested date (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The applicable Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to such Swingline Lender funding such Swingline Loan. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

          (c) A Swingline Lender may by written notice given to the Administrative Agent (and to the other Swingline Lenders) not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender's Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the applicable Swingline Lender, such Revolving Facility Lender's Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.05. Letters of Credit. (a) General. In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Revolving Facility Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (two Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension
(i) the Revolving L/C Exposure shall not exceed $40.0 million and (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Facility Maturity Date; provided that any Letter of Credit with a one-year (or shorter) tenor may provide for the automatic renewal thereof for additional one-year (or shorter) periods (which, in no event, shall extend beyond the date referred to in clause
(ii) of this paragraph (c)).

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender's Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility Lender's Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 P.M., Local Time, on (i) the Business Day that the Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, if such notice is received on such day prior to 10:00 A.M., Local Time, or (ii) if clause (i) does not apply, the Business Day immediately following the date the Borrower receives such notice, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and, in the case of a Revolving Facility Lender, such Lender's Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent its Revolving Facility Percentage of the payment then due from the Borrower in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

          (f) Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by (i) such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or
(ii) such Issuing Bank's refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

          (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

          (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate another Lender (in addition to JPMorgan Chase Bank, N.A.) that agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

          (l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment renewal or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If such Borrower pays such amount to the Administrative Agent, then such amount shall constitute a reduction of such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

               (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments (including, for the avoidance of doubt, with respect to any Swingline Lender, its Swingline Commitments) shall terminate on the Revolving Facility Maturity Date

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments under either Facility ; provided that (i) each reduction of the Commitments under either Facility shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under either Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section
2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Facility Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing is made by the Borrower, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans.
(a) (i) Subject to the other paragraphs of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Term Loan Installment Date"):

                                                    Amount of Term
                Date                            Borrowings to Be Repaid
                ----                            -----------------------
             June 30, 2007                             $625,000
          September 30, 2007                           $625,000
           December 31, 2007                           $625,000
            March 31, 2008                             $625,000
             June 30, 2008                             $625,000
          September 30, 2008                           $625,000
           December 31, 2008                           $625,000
            March 31, 2009                             $625,000
             June 30, 2009                             $625,000
          September 30, 2009                           $625,000
           December 31, 2009                           $625,000
            March 31, 2010                             $625,000
             June 30, 2010                             $625,000
          September 30, 2010                           $625,000
           December 31, 2010                           $625,000
            March 31, 2011                             $625,000
             June 30, 2011                             $625,000
          September 30, 2011                           $625,000
           December 31, 2011                           $625,000
            April 22, 2012                           $238,125,000

            (ii) In the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement.

          (b) To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date, provided that any Other Revolving Facility Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

          (c) Prepayments of the Borrowings from:

               (i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be applied:

                    (A) first to reduce in direct order of maturity the scheduled installments of the Term Loans occurring within the 12-month period after the date of such payment;

                    (B) second to reduce the remaining scheduled installments of the Term Loans ratably in accordance with the principal amount thereof; and

                    (C) third to repay outstanding Revolving Facility Loans (without a corresponding reduction in the Revolving Credit Commitments); provided that such Net Proceeds or Excess Cash Flow may be used to prepay the Second Lien Term Loans and pay any prepayment premium related thereto if (1) the aggregate amount of accounts receivable of the Borrower and the Subsidiary Loan Parties (including unbilled receivables less any interest therein subject to a Lien securing any obligations under Equipment Financing Agreements) together with the aggregate amount of inventory of the Borrower and the Subsidiary Loan Parties, in each case as of the date of the most recent financial statements delivered pursuant to Section 5.04(a), exceeds the two times the Revolving Facility Commitments at such time and (2) no Default or Event of Default has occurred and is continuing.

               (ii) any optional prepayments of the Term Loans pursuant to
     Section 2.11(a) shall be applied to the remaining installments thereof as directed by the Borrower.

          (d) Prior to any repayment of any Borrowing under either Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid or repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 P.M., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and
(y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

          (b) The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Borrowings or reduce Revolving Facility Commitments in accordance with paragraphs (c) and (d) of Section 2.10.

          (c) Not later than 90 days after the end of each Excess Cash Flow Period beginning on or after January 1, 2008, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to the excess of (i) the Required Percentage of such Excess Cash Flow minus (ii) the prepayments during such Excess Cash Flow Period on account of the Term Loans pursuant to Section 2.11(a) and the reductions in the Revolving Facility Commitments during such Excess Cash Flow Period to the extent that an equal amount of Revolving Facility Loans were simultaneously repaid, to prepay Term Borrowings and reduce Revolving Facility Loans in accordance with paragraphs (c) and (d) of Section 2.10. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

          (d) Any reduction of the Revolving Facility Commitment shall be accompanied by prepayment of the Revolving Facility Loans and/or Swingline Loans to the extent, if any, that the Revolving Facility Credit Exposure exceeds the amount of the total Revolving Facility Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because Revolving L/C Exposure constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

          SECTION 2.12. Fees. (a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

          (b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account,
(x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average stated amount of such Letter of Credit or as otherwise agreed with the Issuing
Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank's customary documentary and processing charges (collectively, "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Amended and Restated First Lien Facilities Administrative Agent Fee Letter dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the "Administrative Agent Fees").

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall at the option of the Administrative Agent bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

          (d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments and
(iii) in the case of the Term Loans, on the Term Facility Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the Revolving Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

          (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event incurred by such Lender. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

          (f) If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

          (c) If any Lender (such Lender, a "Non-Consenting Lender") has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Credit Agreement Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with
Section 9.04.

          SECTION 2.20. Increase in Term Loan Commitments and Revolving Facility Commitments. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Loans, as the case may be, in their own discretion; provided, that each Incremental Term Lender and/or Incremental Revolving Facility Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $1.0 million and a minimum amount of $25.0 million or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the "Increased Amount Date") and (iii) (A) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans ("Other Term Loans") and/or (B) whether such Incremental Revolving Facility Commitments are to be Revolving Facility Commitments or commitments to make revolving loans with terms different from the Revolving Facility Loans ("Other Revolving Facility Loans").

          (b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loans and/or Incremental Revolving Facility Loans to be made thereunder; provided, that, without the prior written consent of the Required Lenders, (i) the final maturity date of (A) any Other Term Loans shall be no earlier than the Term Loan Maturity Date and/or (B) any Other Revolving Facility Loans shall be no earlier than the Revolving Facility Maturity Date and (ii) the average life to maturity of any Other Term Loans and/or Other Revolving Facility Loans, as the case may be, shall be no shorter than the average life to maturity of the Term Loans and/or the Revolving Facility Loans, respectively, and provided, further, that the interest rate margin in respect of any Other Term Loan and/or Other Revolving Facility Loan shall be the same as that applicable to the Term Loans and/or the Revolving Facility Loans; except that if the final maturity date of such Other Term Loan and/or Other Revolving Facility Loan is later than the Term Loan Maturity Date or the Revolving Facility Maturity Date, as the case may be, if the interest rate margin in respect of any Other Term Loan and/or Other Revolving Facility Loan may exceed the Applicable Margin for the Term Loans and/or the Revolving Facility Loans, respectively, by no more than 1/4 of 1% (it being understood that any such increase may take the form of original issue discount ("OID"), with OID being equated to the interest rates in a manner determined by the Administrative Agent based on an assumed four year life to maturity), or if it does so exceed such Applicable Margin, such Applicable Margin shall be increased so that the interest rate margin in respect of such Other Term Loan or Other Revolving Facility Loan, as the case may be (giving effect to any OID issued in connection with such Other Term
Loan) is no more than 1/4 of 1% higher than the Applicable Margin for the Term Loans or the Revolving Facility Loans, respectively. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

          (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.20 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and consistent with those delivered on the Closing Date under Section 4.02 and such additional documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Incremental Revolving Facility Loans are secured by the Collateral ratably with the existing Term Loans and Revolving Facility Loans and (iii) the Borrower would be in pro forma compliance with the covenants contained in Sections 6.11, 6.12 and 6.13 after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

          (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans and/or Incremental Revolving Facility Loans (other than Other Term Loans or Other Revolving Facility Loans), when originally made, are included in each Borrowing of outstanding Term Loans or Revolving Facility Loans on a pro rata basis, and the Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

          SECTION 2.21. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

                                  ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to each of the Lenders that:

          SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, the Borrower and each of its Subsidiaries (a) is a limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

          SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower, and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any such Subsidiary Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Parties, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 hereof.

          SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in Foreign Pledge Agreements, any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

          SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such consents, approvals, registrations and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in connection with the Transaction, which have been obtained or waived in accordance with the Transaction Agreement and with the consent of the Administrative Agent (such consent not to be unreasonably withheld), (f) such consents, approvals, registrations and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in connection with the exercise of rights under the Security Documents, (g) such consents, approvals, registrations and filings with or by the FCC or any Governmental Authority outside of the United States as may be required in the ordinary course of business of the Borrower and its Subsidiaries in connection with the use of proceeds of the Loans hereunder, (h) such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations, the U.S. Department of Commerce pursuant to the Export Administration Regulations, the Committee on Foreign Investment in the United States pursuant to the Exon Florio amendment to the Defense Production Act and implementing regulations, and the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations in connection with the exercise of rights hereunder and under the Security Documents, (i) such approvals, authorizations and consents as may be required by the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues, (j) such registrations, filings or notices with or to any Governmental Authority that may be required in connection with the Transaction that are permitted to be made or given after the Closing Date, which will be timely made or obtained or the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect, (k) such actions, consents, approvals, registrations or filings the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect, and (k) filings or other actions listed on
Schedule 3.04.

          SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders:

          (i) The unaudited pro forma consolidated balance sheet and related statements of operations and cash flows of the Borrower, together with its consolidated Subsidiaries, as at December 31, 2004 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender (via inclusion in the Offering Memorandum), have been prepared giving effect (as if such events had occurred on such date) to the Transactions. The Pro Forma Balance Sheet has been prepared in good faith based on assumptions believed by the Borrower to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items on the Closing Date is subject to change), and presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (ii) The audited combined consolidated balance sheets of the Acquired Business as at each of December 31, 2002, December 31, 2003 and December 31, 2004, and the audited combined consolidated statements of operations and cash flows for the fiscal year then ended, reported on by and accompanied by a report from Deloitte & Touche, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial position of the Acquired Business as at such date and the consolidated results of operations and cash flows of the Acquired Business for such period then ended.

          (b) None of the Borrower or the Acquired Business has any material guarantees, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in the preceding clauses (a)(i) and (ii). During the period from December 31, 2004 to and including the date hereof there has been no disposition by any of the Borrower or any of its Subsidiaries or the Acquired Business of any material part of its business or property.

          SECTION 3.06. No Material Adverse Change or Material Adverse Effect. Since December 31, 2004, there has been no event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

          SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and its Subsidiaries has good and valid record fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

          (b) Each of the Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be considered to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each of the Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) Each of the Borrower and its Subsidiaries owns or possesses, or could obtain ownership or possession of or rights under, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Acquired Business, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c).

          (d) As of the Closing Date, none of the Borrower and its Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

          (e) None of the Borrower and its Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

          SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary.

          (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of the Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests of the Borrower in connection with the Transactions or as set forth on Schedule 3.08(b).

          SECTION 3.09. Litigation; Compliance with Laws. (a) As of the Closing Date except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transactions. On the date of any Borrowing after the Closing Date, there are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any business, property or rights of any such person as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as set forth on Schedule 3.09, none of the Borrower, its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.10. Federal Reserve Regulations. (a) None of the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

          SECTION 3.11. Investment Company Act: Public Utility Holding Company Act. None of the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Term Loans and the Revolving Facility Loans and may request the issuance of Letters of Credit, to consummate the Acquisition and the other Transactions and to finance the working capital needs and general corporate purposes (including future satellite related capital expenditures) of the Borrower and its Subsidiaries.

          SECTION 3.13. Tax Returns. Except as set forth on Schedule 3.13:

          (a) Each of the Borrower and the Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP;

          (b) Each of the Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

          (c) Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Closing Date, with respect to each of the Borrower and the Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing authority.

          SECTION 3.14. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the "Information") concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Offering Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such Information was furnished to the Lenders and (except for the withdrawal of the senior notes offering and the substitution of the Term Loans and the Second Lien Term Loans for the senior notes referred to in the Offering Memorandum and items related thereto) as of the Closing Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made, except that the Offering Memorandum does not contain information relating to the FCC approval to assign the satellite earth station licenses to certain subsidiaries of the Borrower, which approval was obtained on April 18, 2005 and listed on Schedule 3.23.

          (b) Any Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) (except for the withdrawal of the senior notes offering and the substitution of the Term Loans and the Second Lien Term Loans for the senior notes referred to in the Offering Memorandum and items related thereto) as of the Closing Date, have not been modified in any material respect by the Borrower.

          SECTION 3.15. Employee Benefit Plans. (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: each of the Borrower, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law; no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; the present value of all benefit liabilities under each Plan of the Borrower, its Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, does not exceed the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans; no ERISA Event has occurred or is reasonably expected to occur; and none of the Borrower, its Subsidiaries and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

          (b) Each of the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.16. Environmental Matters. Except as disclosed on Schedule
3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits and with all other applicable Environmental Laws,
(iii) there has been no written environmental audit conducted since January 1, 1990 by the Borrower or any of its Subsidiaries of any property currently owned or leased by the Borrower or any of its Subsidiaries which has not been made available to the Administrative Agent prior to the date hereof, (iv) no Hazardous Material is located at any property currently owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by the Borrower or any of its Subsidiaries and transported to or released at any location in a manner that would reasonably be expected to give rise to any claim against the Borrower or any of its Subsidiaries under any Environmental Laws, and (v) there are no acquisition agreements entered into after 1987 in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

          SECTION 3.17. Security Documents. (a) The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent intended to be created thereby. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified on Schedule 6 of the Perfection Certificate in appropriate form are filed in the offices specified on Schedule 7 of the Perfection Certificate, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, (to the extent required thereby) all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Credit Agreement Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Liens expressly permitted by Section 6.02 and Liens having priority by operation of law).

          (b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property (to the extent contemplated to be created thereby), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date) except Liens permitted by Section 6.02 and Liens having priority by operation of law.

          (c) Each Foreign Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates representing such Pledged Collateral are delivered to the Administrative Agent, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Credit Agreement Obligations, in each case prior and superior in right to any other person.

          (d) The Mortgages executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section
5.10 shall be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of a Person pursuant to Liens expressly permitted by Section 6.02 and Liens having priority by operation of law.

          (e) Notwithstanding anything herein (including, without limitation, this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the Foreign Pledge Agreements, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

          SECTION 3.18. Location of Real Property. Schedule 8 to the Perfection Certificate lists completely and correctly as of the Closing Date all material real property owned by the Borrower and the Subsidiary Loan Parties and the addresses thereof.

          SECTION 3.19. Solvency. (a) Immediately after giving effect to the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower (individually) and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower (individually) and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower (individually) and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower (individually) and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower (individually) and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower (individually) and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

          (b) The Borrower does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

          SECTION 3.20. Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP; and (d) the Borrower and its Subsidiaries are in compliance with all applicable laws, agreements, policies, plans and programs relating to employment and employment practices. Except as set forth on Schedule 3.20, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Subsidiaries (or any predecessor) is bound.

          SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

          SECTION 3.22. Representations and Warranties in Transaction Agreement. All representations and warranties of each Loan Party set forth in the Transaction Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          SECTION 3.23. Communications Licenses, etc. (a) (a) The Borrower and its Subsidiaries have all of the Communications Licenses necessary for the lawful conduct of the Acquired Business in substantially the same manner as the Acquired Business is currently conducted, except where the failure to have the same would not reasonably be expected to have a Material Adverse Effect.
Schedule 3.23 sets forth a list of all material Communications Licenses necessary for the operation of the Acquired Business in the manner in which it is operated as of the Closing Date. As of the Closing Date, the Borrower or one of its Subsidiaries is the holder of the Communications Licenses identified in
Schedule 3.23.

          (b) Except as would not reasonably be expected to have a Material Adverse Effect: (i) as of the Closing Date, each Communications License identified on Schedule 3.23 is validly issued and in full force and effect;
(ii) none of the Borrower or its Subsidiaries is a party to or has any knowledge of any proceeding before any Governmental Authority to revoke, suspend, cancel, refuse to renew or modify, or impose a forfeiture or other sanction with respect to, any of the Communications Licenses identified on
Schedule 3.23; (iii) the Borrower has no reason to believe that any of the Communications Licenses identified on Schedule 3.23 will not be renewed in the ordinary course of business; (iv) the Borrower and its Subsidiaries are operating the facilities authorized under the Communications Licenses set forth in Schedule 3.23 in accordance with their terms and such operation is in compliance with the applicable laws and regulations; and (v) no event has occurred which, after notice or lapse of time or both, reasonably would be expected to result in revocation, suspension, adverse modification, non-renewal or termination of, or any order of forfeiture with respect to, any Communications License set forth on Schedule 3.23.

                                   ARTICLE IV

                             Conditions of Lending

          The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

          SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of
Credit:

          (a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of
Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

          (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

          Each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

          SECTION 4.02. First Credit Event. On the Closing Date:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, a favorable written opinion of (i) O'Melveny & Myers LLP, special counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and
(ii) local U.S. and/or foreign counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinions.

          (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent, to the Lenders and to each Issuing Bank on the Closing Date.

          (d) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

                    (i) a copy of the certificate or articles of incorporation or limited liability agreement, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

                    (ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying

                             (A) that attached thereto is a true and
                    complete copy of the by-laws (or limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

                             (B) that attached thereto is a true and
                    complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

                             (C) that the certificate or articles of
                    incorporation or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

                             (D) as to the incumbency and specimen
                    signature of each officer executing any Loan
                    Document or any other document delivered in connection herewith on behalf of such Loan Party and

                             (E) as to the absence of any pending
                    proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

                    (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

                    (iv) such other documents as the Administrative Agent, the Lenders and any Issuing Bank on the Closing Date may reasonably request (including without limitation, tax identification numbers and addresses).

          (e) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (f) The elements of the Acquisition contemplated to be consummated on the Closing Date shall have been consummated or shall be consummated simultaneously with or immediately following the closing under this Agreement in accordance with applicable law in all material respects and the terms and conditions of the Acquisition as set forth in the Transaction Documents, none of which Transaction Documents shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the Administrative Agent.

          (g) The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred through the Closing Date in connection with the Transactions shall not exceed $35.0 million.

          (h) The Contribution Financing shall have been consummated or shall be consummated simultaneously with or immediately following the closing under this Agreement in all material respects in accordance with the Transaction Documents.

          (i) The Borrower shall have received at least $75 million of gross cash proceeds from the Second Lien Term Loans.

          (j) The terms and conditions of the Second Lien Loan Documents and the Intercreditor Agreement shall be reasonably satisfactory to the Agents.

          (k) The Lenders shall have received the financial statements referred to in Section 3.05.

          (l) On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit under this Agreement, (ii) the Second Lien Term Loans and
(iii) other Indebtedness permitted pursuant to Section 6.01.

          (m) The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by, at the Borrower's option, the Chief Financial Officer of the Borrower or an independent valuation firm reasonably satisfactory to the Joint Lead Arrangers confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

          (n) All material governmental and third party approvals that are conditions to closing the Transaction under the Transaction Agreement shall have been obtained and be in full force and effect or waived in accordance with the Transaction Agreement and with the consent of the Administrative Agent, and all applicable waiting periods required under the Transaction Agreement shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Transaction or the financing thereof.

          (o) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP and U.S. and foreign local counsel) required to be reimbursed or paid by the Loan Parties hereunder, under any Loan Document or under the engagement letter, dated as of January 27, 2005, among HNS, DTV, SkyTerra and the Joint Lead Arrangers.

          (p) The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02 of this Agreement.

          (q) The Borrower shall have at least $100.0 million in cash available at the Closing Date (after giving effect to the borrowing of the Term Loans and Second Lien Term Loans).

          (r) The Administrative Agent shall have received a certificate signed by a Financial Officer of the Borrower, together with satisfactory supporting schedules, certifying that the pro forma Debt to Adjusted EBITDA Ratio as of the Closing Date (after giving effect to the Transactions) for the four fiscal quarters ending with the most recent fiscal quarter ended immediately prior to the Closing Date for which financial statements are available is not greater than 4.00 to 1.00.

          Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and other items set forth on Schedule 5.10(h) shall be delivered after the Closing Date in accordance with Section 5.10.

                                   ARTICLE V

                             Affirmative Covenants

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations) and until the commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

          SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

          (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, unless the failure to do so, in each case, would not result in a Material Adverse Effect, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

          SECTION 5.02. Insurance. (a) Keep its insurable properties (other than Satellites, the insurance required with regard to which is contained in paragraph (b) below) insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

          (b) The Borrower will, and will cause each Subsidiary to, obtain, maintain and keep in full force and effect at all times (i) with respect to each Satellite procured by the Borrower or any Subsidiary for which the risk of loss passes to the Borrower or such Subsidiary at or before launch, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter and (ii) at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), In-Orbit Insurance; provided that the insurance coverage specified in clauses (i) and (ii) above will only be required to the extent, if at all, and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Borrower to be in the best interests of the Borrower as evidenced by a resolution of the Board of Directors.

          (c) With respect to each insurance policy required by Section 5.02(b), ensure that such insurance policy shall:

          (i) contain no exclusions other than:

              (A) Acceptable Exclusions; and

              (B) such specific exclusions applicable to the performance of the Satellite (or portion, as applicable) being insured as are reasonably acceptable to the Board of Directors of the Borrower in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable;

          (ii) provide coverage for all risks of loss of and damage to the Satellite; and

          (iii) name the Borrower or the applicable Subsidiary as the named insured.

          (d) Cause all property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Administrative Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement," without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Administrative Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than 30 days' prior written notice (or 10 days' prior written notice in the case of any failure to pay any premium due thereunder) thereof by the insurer to the Administrative Agent; deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

          (e) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

          (f) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Administrative Agent as an additional insured, on forms reasonably satisfactory to the Administrative Agent; provided, however, that it may maintain a self insurance retention for up to $1.0 million with respect to such risks.

          (g) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower or any of the Subsidiaries; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

          (h) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

              (i) none of the Administrative Agent, the Lenders, the Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

              (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and its Subsidiaries or the protection of their properties.

          SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

          SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

          (a) within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K if the Borrower is required to file such an Annual Report) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners' equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and (commencing in fiscal year 2006) setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners' equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of Annual Reports on Form 10-K of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

          (b) within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q if the Borrower is required to file such a Quarterly Report) after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter of 2005, which may be delivered within 75 days after the end of such fiscal quarter), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and (commencing in fiscal year 2006) setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the delivery by the Borrower of Quarterly Reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

          (c) (x) concurrently with any delivery of financial statements under
     (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the fiscal period ending June 30, 2005, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11, 6.12 and 6.13 and (y) concurrently with any delivery of financial statements under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

          (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable;

          (e) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to paragraphs (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

          (f) within 90 days after the beginning of each fiscal year commencing in 2006, a detailed consolidated quarterly budget for such fiscal year and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the "Budget");

          (g) promptly upon receipt thereof, copies of any and all notices and other written communications from any Governmental Authority, with respect to the Borrower or any of its Subsidiaries relating to any matter that could reasonably be expected to result in a Material Adverse Effect.

          (h) upon the reasonable request of the Administrative Agent, deliver an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (h) or Section 5.10(f);

          (i) promptly, unless the Borrower is prohibited by its accountants from delivering such copy, a copy of all annual management reports submitted to the Board of Directors (or any committee thereof) of any of the Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary;

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

          (k) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan;
     (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

          SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

          (d) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06. Compliance with Laws . Comply with (i) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all Communications Licenses), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that any failure as it may relate to any Communications License or governmental approval or authorization shall not, without considering the effect thereof, be considered or deemed to result in a Material Adverse Effect and; provided further, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

          SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

          SECTION 5.08. Use of Proceeds. Use the proceeds of the Term Loans and the Revolving Facility Loans and the Swingline Loans and request issuance of Letters of Credit solely to finance the Transactions and to finance the working capital needs and general corporate purposes (including future satellite related capital expenditures) of the Borrower and its Subsidiaries.

          SECTION 5.09. Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 5.10. Further Assurances; Additional Mortgages. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any asset (including any real property (other than real property covered by Section 5.10(c) below) or improvements thereto or any interest therein) that has an individual Fair Market Value in an amount greater than $1.0 million is acquired by the Borrower or any other Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and other than assets that are subject to Equipment Financing Agreements or other secured financing arrangements or that are not required to become subject to the Liens of the Administrative Agent pursuant to
Section 5.10(g) or the Security Documents), cause such asset to be subjected to a Lien securing the Credit Agreement Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

          (c) Upon the written request of the Administrative Agent, grant and cause each of the Subsidiary Loan Parties to grant to the Administrative Agent security interests and mortgages in such real property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages (other than assets that are subject to Equipment Financing Agreements or other permitted secured financing arrangements), to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $5.0 million pursuant to documentation substantially in the form of the Mortgages delivered to the Administrative Agent on the Closing Date or in such other form as is reasonably satisfactory to the Administrative Agent (each, an "Additional Mortgage") and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 6.02 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. With respect to each such Additional Mortgage, the Borrower shall deliver to the Administrative Agent contemporaneously therewith a title insurance policy and a survey meeting the requirements of subsection (i) of the definition of the term "Collateral and Guarantee Requirement."

          (d) If any newly formed or acquired or any existing direct or indirect Subsidiary of the Borrower becomes a Subsidiary Loan Party, within ten Business Days after the date such Subsidiary becomes a Subsidiary Loan Party, notify the Administrative Agent and the Lenders thereof and, within 20 Business Days after such date or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

          (e) If any newly formed or acquired or any existing Foreign Subsidiary, License Subsidiary or Receivables Subsidiary of the Borrower becomes a "first tier" Material Foreign Subsidiary, License Subsidiary or Receivables Subsidiary, within ten Business Days after the date such Subsidiary becomes a Material Foreign Subsidiary, License Subsidiary or Receivables Subsidiary, notify the Administrative Agent and the Lenders thereof and, within 20 Business Days after such date or such longer period as the Administrative Agent shall agree (or such later date as may be the first practicable date because of delays caused by foreign legal requirements despite diligent efforts), cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary owned by or on behalf of any Loan Party.

          (f) (i) Furnish to the Administrative Agent prompt written notice of any change (A) in any Loan Party's corporate or organization name, (B) in any Loan Party's identity or organizational structure or (C) in any Loan Party's organizational identification number; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any real property held by the Borrower or any of its Subsidiaries as a lessee under a lease, (ii) any Equity Interests acquired after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary,
(iii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) or (j) that is secured by a Lien permitted pursuant to Section 6.02(j) or (k)) or (iv) any asset with respect to which the Administrative Agent reasonably determines the cost of the satisfaction of the provisions of this Section 5.10 with respect thereto exceeds the value of the security afforded thereby; provided that, upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (ii) and (iii) above.

          (h) No later than 60 days after the Closing Date or such longer time as Administrative Agent shall agree (or such later date as may be the first practicable date because of delays caused by foreign legal requirements despite diligent efforts), each Loan Party listed on Schedule 5.10(h) shall duly execute and deliver a counterpart of a Foreign Pledge Agreement with respect to the amount of Equity Interests of each "first tier" Foreign Subsidiary directly owned by such Loan Party and included on Schedule 5.10(h) (or such other evidence of a perfected pledge of such Equity Interests as Administrative Agent shall agree) and counsel to the Borrower listed on Schedule 5.10(h) shall deliver an opinion concurrently therewith in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating thereto as the Administrative Agent may reasonably request.

          SECTION 5.11. Fiscal Year; Accounting. Cause its fiscal year to end on December 31.

          SECTION 5.12. Interest Rate Protection Agreements. Within one year after the Closing Date, enter into, and maintain in effect for a period of three years, one or more Swap Agreements, the effect of which is that at all times during such three-year period at least 50% of the Consolidated Total Indebtedness will bear interest at a fixed or capped rate or the interest cost in respect of which will be fixed or capped, in each case on terms and conditions reasonably acceptable, taking into account prevailing market conditions at the time of entering into such Swap Agreement, to the Administrative Agent.

          SECTION 5.13. Rating. Use commercially reasonable efforts to obtain a rating from both S&P and Moody's.

                                  ARTICLE VI

                               Negative Covenants

          The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (except contingent indemnification obligations) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

          SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the Closing Date and set forth on
     Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any subsidiary); provided that Indebtedness owing to the Borrower or any Subsidiary existing on the Closing Date and not set forth on Schedule 6.01 shall be permitted so long as the Borrower includes such Indebtedness on a revised Schedule 6.01 no later than 15 days after the Closing Date or such later date as Administrative Agent shall agree;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) Indebtedness of the Borrower and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.14;

          (d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

          (e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party to the Loan Parties shall be subject to Section 6.04(a) and (ii) Indebtedness of the Borrower to any Subsidiary and Indebtedness of any other Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Credit Agreement Obligations on terms reasonably satisfactory to the Administrative Agent;

          (f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

          (h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a corporation merged into or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h), paragraph (i) of this Section
     6.01 and the Remaining Present Value of outstanding leases permitted under
     Section 6.03), would not exceed $30.0 million in the aggregate;

          (i) Capitalized Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01, this paragraph
     (i) and the Remaining Present Value of leases permitted under Section 6.03) would not exceed $30.0 million in the aggregate;

          (j) Capitalized Lease Obligations incurred by the Borrower or any Subsidiary in respect of (i) any Sale and Lease-Back Transaction that is permitted under Section 6.03 and (ii) no more than two Satellites at any time;

          (k) other Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding pusuant to this paragraph (k) not in excess $25.0 million;

          (l) Indebtedness of the Borrower pursuant to the Second Lien Credit Agreement in an aggregate principal amount that is not in excess of $75.0 million and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

          (m) Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party expressly permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such guarantees are permitted by Section 6.04(a), (iii) by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, and (iv) by the Borrower of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under 6.01(a) or (s); provided that guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Credit Agreement Obligations;

          (n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

          (o) letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of $5.0 million;

          (p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

          (q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (r) unsecured Indebtedness consisting of Permitted Debt Securities and Permitted Refinancings thereof;

          (s) Indebtedness of Foreign Subsidiaries for working capital purposes incurred in the ordinary course of business on ordinary business terms in an aggregate amount, when aggregated with the net amount of Investments outstanding pursuant to the first proviso in Section 6.04(a), not to exceed $50.0 million outstanding at any time;

          (t) Indebtedness under Equipment Financing Agreements;

          (u) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any Subsidiary other than a Receivables Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (u), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (u), does not exceed $25.0 million;

          (v) Indebtedness with respect to Existing Letters of Credit (but not including any refinancing, extension, renewal or replacement thereof or any increase to the face amount thereof); and

          (w) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (w) above.

          SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or ssassets (including stock or other securities of any person, including any subsidiary of the Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary;

          (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

          (c) Liens created under the Second Lien Loan Documents; provided that such Liens secure only those obligations that they secure on the Closing Date and any Permitted Refinancing Indebtedness incurred to refinance the Second Lien Term Loans;

          (d) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause
     (e) of the definition of the term "Permitted Refinancing Indebtedness";

          (e) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with
     Section 5.03;

          (f) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (g) (i) deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

          (h) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (i) zoning restrictions, survey exceptions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (j) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) or 6.01(j)(ii) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition or construction, including transaction costs incurred by the Borrower or any Subsidiary in connection with such acquisition and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such equipment or other property or improvements but not to other parts of the property to which any such improvements are made); provided, further, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

          (k) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

          (l) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j), provided that such Liens, to the extent that they secure aggregate amounts of more than $25.0 million, shall be discharged within 60 days of the creation thereof;

          (m) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

          (n) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business (including Liens arising from Uniform Commercial Code financing statements filed with respect thereto);

          (o) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

          (p) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

          (q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f), (k) or (o) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

          (r) grants of software and licenses of intellectual property granted in a manner consistent with past practice;

          (s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (t) Liens on the assets of a Foreign Subsidiary which secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under Section 6.01(a) or (s);

          (u) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing; provided, however, that
     (x) the aggregate principal amount of Indebtedness under all such Qualified Receivables Financings at any time outstanding shall not exceed $25.0 million and (y) the aggregate face amount of the accounts receivable subject to such Liens at any one time shall not exceed two times the then aggregate principal amount of the Indebtedness under all such Qualified Receivables Financings;

          (v) Liens incurred pursuant to the Equipment Financing Agreements;

          (w) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (x) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

          (y) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (z) Liens on assets or property at the time the Borrower or a Subsidiary of the Borrower acquired the assets or property, including any acquisition by means of a merger or by means of the acquisition of equity Interests of any Person, amalgamation or consolidation with or into the Borrower or any Subsidiary of the Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by the Borrower or any Subsidiary of the Borrower;

          (aa) Liens in favor of the Borrower or any Subsidiary Loan Party;

          (bb) Liens securing Hedging Obligations permitted to be Incurred under
     Section 6.14; and

          (cc) deposits or other Liens with respect to property or assets of the Borrower or any Subsidiary; provided that such property and assets shall have an aggregate Fair Market Value (valued at the time of creation of the Liens) of not more than $15.0 million at any time.

          SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), provided that a Sale and Lease-Back Transaction shall be permitted either (i) with respect to (a) property owned by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 180 days of the acquisition of such property or (b) property owned by any Foreign Subsidiary regardless of when such property was acquired or (ii) if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraphs (h) and (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(ii)) would not exceed $30.0 million in the aggregate.

          SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an "Investment"), in any other person, except:

          (a) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from any Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary; provided that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans after the Closing Date to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii), shall not, when aggregated with the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.01(s), exceed an aggregate net amount of $50.0 million (plus any return of capital actually received by the respective investors in respect of investments theretofore made by them pursuant to this paragraph (a)); and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

          (b) Permitted Investments and investments that were Permitted Investments when made;

          (c) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under
     Section 6.05;

          (d) (i) loans and advances to employees of the Borrower or any Subsidiary in the ordinary course of business not to exceed $1.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

          (e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

          (f) Swap Agreements permitted pursuant to Section 6.14;

          (g) Investments existing on, or committed to as of, the Closing Date and set forth on Schedule 6.04;

          (h) Investments resulting from pledges and deposits referred to in Sections 6.02(g), (h), (l), (s), (y) and (bb);

          (i) additional Investments by the Borrower or any of its Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (i) that are at that time outstanding, not to exceed the sum of (i) greater of (x) $30.0 million and
     (y) 3.5% of Total Assets of the Borrower at the time of such Investment, plus (ii) the portion, if any, of the Available Investment Basket Amount on the date of such election that the Borrower elects to apply pursuant to this Section 6.04(i) (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus (iii) the net cash proceeds of any subordinated Permitted Debt Securities issued to finance such additional Investments, plus (iv) any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this paragraph
     (i);

          (j) Investments constituting Permitted Business Acquisitions;

          (k) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (l) intercompany loans and other Investments between Subsidiaries that are not Subsidiary Loan Parties and guarantees permitted by Section 6.01(m);

          (m) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

          (n) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

          (o) the Transactions;

          (p) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

          (q) Investments of a Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (r) Investments received in exchange for Equity Interests of the Borrower;

          (s) any Investment by the Borrower or any Subsidiary of the Borrower in a Person if as a result of such Investment such Person becomes a Subsidiary Loan Party (but is not in connection with the acquisition of such Person); and

          (t) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business.

          SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired, including, without limitation, customer contracts), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

          (a) (i) the lease, purchase or sale of inventory or excess transponder capacity in the ordinary course of business by the Borrower or any Subsidiary; provided that the proceeds of any such sale of excess transponder capacity shall be included as revenue in the consolidated statement of operations of the Borrower or any Subsidiary, (ii) the acquisition of any other asset in the ordinary course of business by the Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

          (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and
(ii), no person other than a Borrower or Subsidiary Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party or (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

          (c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party shall be made in compliance with Section 6.07; provided, further that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (k) below shall not exceed, in any fiscal year of the Borrower, $75.0 million;

          (d) Sale and Lease-Back Transactions permitted by Section 6.03;

          (e) Investments permitted by Section 6.04, Liens permitted by Section
6.02 and Dividends permitted by Section 6.06;

          (f) any sale or other absolute transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

          (g) any Event of Loss;

          (h) any disposition of assets pursuant to the Equipment Financing Agreements;

          (i) any swap (i) of owned or leased satellite transponder capacity for other satellite transponder capacity of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors or managing member of the Borrower, which in the event of a swap with a Fair Market Value in excess of (x) $10.0 million shall be evidenced by a certificate from a Financial Officer of the Borrower and (y) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower or (ii) of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors or managing member of the Borrower, which in the event of a swap with a Fair Market Value in excess of (x) $10.0 million shall be evidenced by a certificate from a Financial Officer of the Borrower and (y) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower;

          (j) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

          (k) sales, transfers, leases or other dispositions of assets (including any such transfer of excess transponder capacity not permitted under paragraph (a) above) not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (k) and in reliance upon the second proviso to paragraph (c) above shall not exceed, in any fiscal year of the Borrower, $75.0 million provided further, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

          (l) any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation
(i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Domestic Subsidiary, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

          (m) licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary in the ordinary course of business;

          (n) sales, leases or other dispositions of inventory of the Borrower and its Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b); and

          (o) sales of assets described on Schedule 6.05, provided that the Net Proceeds thereof are applied in accorance with Section 2.11(b).

          Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for Fair Market Value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a), (d) or (n) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (k) of this
Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clauses (ii) and (iii), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower that is assumed by the transferee of any such assets shall be deemed to be cash.

          SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the person redeeming, purchasing, retiring or acquiring such shares); provided, however, that, without duplication:

          (a) any subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any subsidiary that is a direct or indirect parent of such subsidiary and to each other owner of Equity Interests of such subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such subsidiary) based on their relative ownership interests);

          (b) the Borrower may declare and pay dividends or make other distributions to the Parents in respect of (i) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (ii) other fees and expenses in connection with or attributable to their ownership of the Borrower;

          (c) the Borrower may purchase or redeem Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of the Subsidiaries or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $3.5 million (plus the amount of net proceeds received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements), which, if not used in any year, may be carried forward to any subsequent calendar year;

          (d) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options;

          (e) the Borrower may declare and pay dividends or make other distributions or reimbursements to DIRECTV or any of its Affiliates in an aggregate amount equal to the cash and cash equivalents that collateralize the Existing Letters of Credit as the Existing Letters of Credit are terminated or replaced as contemplated by the Transaction Agreement;

          (f) the Borrower may pay dividends and make distributions to, or to repurchase or redeem shares from, its equity holders in an aggregate amount equal to the sum of (i) $2.0 million, plus (ii) the portion, if any, of the Available Investment Basket Amount on the date of such election that the Borrower elects to apply pursuant to this Section 6.06(f); provided that the amount in this clause (ii) shall only be available so long as (x) no Default or Event of Default has occurred and is continiuing and (y) either (1) SPACEWAY has entered commercial operation at such time or (2) the Borrower has delivered written notice to the Administrative Agent that the construction of SPACEWAY and related assets has been irrevocably abandoned;

          (g) for so long as the Borrower is a Flow Through Entity, payment of dividends or other distributions to any member of the Borrower in an amount, with respect to any period after the Closing Date, (i) not to exceed the tax amount that the Borrower is required to distribute to its members pursuant to
Section 6.3.4 of the Limited Liability Agreement of the Borrower as in effect on the Closing Date with respect to the Borrower for such period or (ii) in the event that Section 6.3.4 of the Limited Liability Agreement of the Borrower is no longer operable, equal to (A) the product of the amount of aggregate net taxable income allocated by the Borrower to such member of the Borrower for such period multiplied by the Presumed Tax Rate for such period less (B) the amount of dividends or other distributions, if any, received by such member from the Borrower during such period; and (b) if the Borrower is not a Flow Through Entity, payment of dividends or other distributions to any direct or indirect parent of the Borrower that files a consolidated U.S. federal tax return that includes the Borrower and its subsidiaries in an amount not to exceed the amount that the Borrower and its Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Borrower and its Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group; and

          (h) any payment used to fund the Transactions and the fees and expenses related thereto or made in connection with the consummation of the Transactions (including payments made pursuant to or as contemplated by the Transaction Documents, whether payable on the Closing Date or thereafter), or owed by any parent of the Borrower, the Borrower or Subsidiaries of the Borrower to Affiliates pursuant to the Transaction Documents, in each case to the extent permitted by Section 6.07.

          SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of the Borrower, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a person that is not an Affiliate; provided that this clause (ii) shall not apply to (A) the payment the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date or (B) the indemnification of directors of the Borrower and the Subsidiaries in accordance with customary practice.

          (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

          (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors or the mangaing member of the Borrower,

          (ii) loans or advances to employees of the Borrower or any of the Subsidiaries in accordance with Section 6.04(d),

          (iii) transactions among the Borrower and the Subsidiary Loan Parties and transactions among the Subsidiary Loan Parties otherwise permitted by this Agreement,

          (iv) the payment of reasonable and customary fees to, and indemnity provided on behalf of officers, directors, employees or consultants of the Borrower, any parent of the Borrower or any Subsidiary of the Borrower,

          (v) transactions pursuant to the Transaction Documents and permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

          (vi) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business,

          (vii) dividends, redemptions and repurchases permitted under
     Section 6.06,

          (viii) any purchase by the SkyTerra or any of its Affiliates or DIRECTV or any of its Affiliates of Equity Interests of the Borrower or any contribution by either Parent to, or purchase by either Parent of, the equity capital of the Borrower or issuance of Equity Interests by the borrower to either Parent; provided that any Equity Interests of the Borrower purchased by either Parent shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Parent Pledge Agreement,

          (ix) so long as no Default or Event of Default shall have occurred and be continuing, payments by the Borrower or any of its Subsidiaries to the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) approved by a majority of the Board of Directors of the Borrower in good faith or (y) made pursuant to any agreement, or any agreement contemplated by such agreement, each as described under the caption "Certain relationships and related transactions" in the Offering Memorandum,

          (x) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Board of Directors or the managing member of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

          (xi) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

          (xii) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a person that is not an Affiliate,

          (xiii) subject to paragraph (c) below, the payment of all fees, expenses, bonuses and awards related to the Transactions contemplated by the Transaction Agreement, including fees to the Permitted Holders,

          (xiv) transactions effected as part of or to facilitate a Qualified Receivables Financing;

          (xv) transactions between the Borrower or any of its Subsidiaries and any Person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower, provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

          (xvi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Agreement that are fair to the Borrower or the Subsidiaries;

          (xvii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors or the managing member of the Borrower or of a Subsidiary of the borrower, as appropriate, in good faith;

          (xviii) transactions permitted by, and complying with, the provisions of Section 6.05;

          (xix) any agreement entered into in compliance with Section 7.10 of the Amended and Restated Limited Liability Company Agreement of the Borrower; and

          (xx) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice.

          (c) Provided no Default or Event of Default shall have occurred and be continuing, payment of, (i) management, consulting, monitoring and advisory fees and expenses to the Permitted Holders in an aggregate amount in any fiscal year not to exceed $1.0 million (plus unpaid amounts deferred from a prior fiscal year), but not more than $3.0 million in the aggregate and (ii) expense reimbursement, in each case made pursuant to any agreement, or any agreement contemplated by such agreement, each as described under the caption "Certain relationships and related transactions" in the Offering Memorandum (including any amendments or modifications thereto that are not adverse to the Lenders in any material respect).

          SECTION 6.08. Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the Borrower or any Subsidiary on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions.

          SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement of the Borrower or any of the Subsidiaries or the Transaction Agreement.

          (b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Second Lien Term Loans or any Permitted Debt Securities or any Permitted Refinancing Indebtedness thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Second Lien Term Loans or any Permitted Debt Securities (except for Refinancings permitted by Section 6.01(l) and (r)), except for payments of (x) regularly scheduled interest, other than payments in respect of any Permitted Debt Securities prohibited by the subordination provisions thereof, (y) regularly scheduled principal installments in respect of the Second Lien Term Loans, and (y) to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof; provided, however, that the Borrower may at any time and from time to time repay, repurchase, redeem, acquire, cancel or terminate all or any portion of the Second Lien Term Loans or Permitted Debt Securities for an aggregate amount equal to the portion, if any, of the Available Investment Basket Amount on the date of such election that the Borrower elects to apply pursuant to this Section 6.09(b); and provided, further, that the Borrower shall also be permitted to make optional prepayments of Second Lien Term Loans if (1) the aggregate amount of accounts receivable of the Borrower and the Subsidiary Loan Parties (including unbilled receivables less any interest therein subject to a Lien securing any Equipment Financing Agreement) together with the aggregate amount of inventory of the Borrower and the Subsidiary Loan Parties, in each case as of the date of the most recent financial statements delivered pursuant to Section 5.04(a), exceeds two times the total Revolving Facility Commitments at such time and (2) no Default or Event of Default has occurred and is continuing; or

          (ii) Amend or modify, or permit the amendment or modification of, any provision of the Second Lien Loan Documents, or any Permitted Debt Securities or any Permitted Refinancing Indebtedness thereof, or any other material debt instruments (including, without limitation, the Equipment Financing Agreements or any agreement (including any document relating to the Second Lien Loan Documents or any Permitted Debt Securities or any Permitted Refinancing Indebtedness thereof) relating thereto, other than amendments or modifications that (1) are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders or (2) otherwise comply with the definition of "Permitted Refinancing Indebtedness" or "Equipment Financing Agreements", as the case may be.

          (c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

                    (A) restrictions imposed by applicable law;

                    (B) contractual encumbrances or restrictions in effect on the Closing Date (including under any Second Lien Loan Document) or any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;

                    (C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

                    (D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

                    (E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness and restrictions pursuant to any Equipment Financing Agreement or Qualified Receivables Financing;

                    (F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

                    (G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

                    (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

                    (I) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section
          6.05 pending the consummation of such sale; or

                    (J) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary.

          SECTION 6.10. Capital Expenditures. Permit the Borrower or its Subsidiaries to make any Capital Expenditure, except that:

          (a) During any fiscal year the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof (excluding expenditures permitted by subsections 6.10(b), (c) and (d)) does not exceed the sum of (i) the base amount set forth opposite such fiscal year below, (ii) the amount of Capital Expenditures financed pursuant to Equipment Financing Agreements during such fiscal year, (iii) 10% of Acquired Assets (the "Acquired Assets Amount"), and (iv) for each fiscal year after any Acquired Assets Amount is initially included in clause (ii) above, 5% of such Acquired Assets amount, calculated on a cumulative basis.

                                 Year           Base Amount
                             -----------   --------------------
                                 2005         $65.0 million
                                 2006         $65.0 million
                                 2007         $65.0 million
                                 2008         $70.0 million
                                 2009         $70.0 million
                                 2010         $70.0 million
                                 2011         $70.0 million

          (b) Notwithstanding anything to the contrary contained in paragraph
(a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower pursuant to Section 6.10(a) is less than the amount set forth for such fiscal year, the amount of such difference may be carried forward and used to make Capital Expenditures in the next two succeeding fiscal years.

          (c) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures at any time in an amount not to exceed the portion, if any, of the Available Investment Basket Amount on the date of such election that the Borrower elects to apply pursuant to this Section 6.10(c)

          (d) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) through (c), the Borrower and its Subsidiaries may make Capital Expenditures in connection with the construction of SPACEWAY and associated lauch costs, launch insurance, network operations centers and ground facilities in an aggregate amount from the Closing Date not to exceed $175.0 million.

          SECTION 6.11. Interest Coverage Ratio. Permit the ratio on the last day of any fiscal quarter of the Borrower set forth below for the four quarter period ended as of such day of (a) Adjusted EBITDA to (b) Cash Interest Expense to be less than the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter Ending          Interest Coverage Ratio
               ---------------------          -----------------------
                   June 30, 2005                   2.50 to 1.00
                 September 30, 2005                2.50 to 1.00
                 December 31, 2005                 2.50 to 1.00
                   March 31, 2006                  2.50 to 1.00
                   June 30, 2006                   2.50 to 1.00
                 September 30, 2006                2.50 to 1.00
                 December 31, 2006                 2.50 to 1.00
                   March 31, 2007                  2.50 to 1.00
                   June 30, 2007                   2.50 to 1.00
                 September 30, 2007                2.50 to 1.00
                 December 31, 2007                 2.50 to 1.00
                   March 31, 2008                  3.00 to 1.00
                   and thereafter

; provided that the provisions applicable to pro forma transactions and Indebtedness set forth in the second paragraph of the definition of "Debt to Adjusted EBITDA Ratio" will apply for purposes of making the computation referred to in this section.

          SECTION 6.12. First Lien Leverage Ratio. Permit the First Lien Leverage Ratio on the last day of any fiscal quarter of the Borrower set forth below to be in excess of the ratio set forth opposite such fiscal quarter below:

                   Fiscal Quarter Ending             First Lien Ratio
                   ---------------------             ----------------
                       June 30, 2005                   2.75 to 1.00
                     September 30, 2005                2.75 to 1.00
                     December 31, 2005                 2.75 to 1.00
                       March 31, 2006                  2.75 to 1.00
                       June 30, 2006                   2.75 to 1.00
                     September 30, 2006                2.50 to 1.00
                     December 31, 2006                 2.50 to 1.00
                       March 31, 2007                  2.50 to 1.00
                       June 30, 2007                   2.50 to 1.00
                     September 30, 2007                2.50 to 1.00
                     December 31, 2007                 2.25 to 1.00
                       March 31, 2008                  1.75 to 1.00
                       June 30, 2008                   1.75 to 1.00
                     September 30, 2008                1.75 to 1.00
                     December 31, 2008                 1.75 to 1.00
               March 31, 2009 and thereafter           1.50 to 1.00

          SECTION 6.13. Debt to Adjusted EBITDA Ratio. Permit the Debt to Adjusted EBITDA Ratio on the last day of any fiscal quarter of the Borrower set forth below to be in excess of the ratio set forth opposite such fiscal quarter below:


                  Fiscal Quarter Ending             First Lien Ratio
                  ---------------------             ----------------
                      June 30, 2005                   4.50 to 1.00
                    September 30, 2005                4.50 to 1.00
                    December 31, 2005                 4.50 to 1.00
                      March 31, 2006                  4.25 to 1.00
                      June 30, 2006                   4.25 to 1.00
                    September 30, 2006                4.25 to 1.00
                    December 31, 2006                 4.25 to 1.00
                      March 31, 2007                  4.00 to 1.00
                      June 30, 2007                   4.00 to 1.00
                    September 30, 2007                3.75 to 1.00
                    December 31, 2007                 3.75 to 1.00
                      March 31, 2008                  3.25 to 1.00
                      June 30, 2008                   3.25 to 1.00
                    September 30, 2008                3.25 to 1.00
                    December 31, 2008                 3.25 to 1.00
              March 31, 2009 and thereafter           3.00 to 1.00

          SECTION 6.14. Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements required by Section 5.12, (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including, without limitation, currency risks), and (c) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                                  ARTICLE VII

                               Events of Default

          SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Borrower or any other Loan Party;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

          (f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (excluding any such event or condition in respect of any Equipment Financing Agreement or Agreements as to which the Borrower does not reasonably believe are likely to result in Material Indebtedness becoming due or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity) or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

          (g) there shall have occurred a Change in Control;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) the failure by the Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $25.0 million, which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (k) (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Subsidiary Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (iv) the Borrower or any Subsidiary Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA or (v) the Borrower or any Subsidiary Loan Party or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (l) (i) any Loan Document shall for any reason be asserted in writing by either Parent, the Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Subsidiary Loan Parties on a consolidated basis or to Equity Interests of the Borrower shall cease to be, or shall be asserted in writing by either Parent, the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof (other than subject to Section 5.10(h), as set forth in the Foreign Pledge Agreements and as to the grant of security interest in the Pledged Collateral of the Hughes Network Systems India, Ltd. and HNS Europe Limited) or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the guarantees pursuant to the Security Documents by the Subsidiary Loan Parties of any of the Credit Agreement Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause
(h), (i) or (j) of Section 7.01, any reference in any such clause to any subsidiary shall be deemed not to include any subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets (on a consolidated basis including its Subsidiaries) with a value in excess of 5.0% of the Total Assets or 5.0% of total revenues of the Borrower and the Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of Section 7.01 pursuant to this Section 7.02 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied and the percentage of the Total Assets or total revenues referred to above shall be 10% rather than 5% (any Subsidiary not excluded by virtue of this Section 7.02, a "Material Subsidiary," it being understood that the Borrower shall designate from time to time, in order not to exceed the 10% threshold, Subsidiaries not meeting the 5% threshold as Material Subsidiaries).

          SECTION 7.03. Borrower's Right to Cure.(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Borrower (collectively, the "Cure Right"), and upon the receipt by the Borrower of such cash (the "Cure Amount") pursuant to its exercise of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

          (i) Adjusted EBITDA shall be increased, solely for the purpose of determining compliance with the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

          (ii) If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for this purposes of this Agreement.

          (b) Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants.

                                 ARTICLE VIII

                                   The Agents

          SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          SECTION 8.03. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          SECTION 8.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Sections 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 8.10. Syndication Agent. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

                                  ARTICLE IX

                                 Miscellaneous

          SECTION 9.01. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to the Borrower and its Subsidiaries, to it at Hughes Network Systems, LLC, 11717 Exploration Lane, Germantown, MD, Attention: Dean Manson, with a copy to (A) Apollo Management, L.P., 9 West 57th Street, New York, New York 10019, Attention: Aaron J. Stone, (B) Hughes Network Systems, Inc., c/o The DIRECTV Group, Inc., 2250 East Imperial Highway, El Segundo, CA 90245, Attention: Larry D. Hunter, Esq. and (C) SkyTerra Communications, Inc., 19 West 44th Street, Suite 507, New York, New York 10036, Attention: Jeffrey Leddy;

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, TX 77002, attention: Pearl Esparza; telephone: 713-750-7923; facsimile: 713-750-2358; email:
     pearl.esparza@jpmorgan.com, with a copy to J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, attention: Stella Millas; telephone: 212-270-1404; facsimile: 212-270-4164; email:
     stella.millas@jpmorgan.com; and

          (iii) if to an Issuing Bank, to it at the address or telecopy number set forth separately in writing.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

          (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

          (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

                    (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

                    (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

                    (C) the Issuing Bank, provided that no consent of the Issuing Lenders shall be required for an assignment of all or any portion of a Term Loan.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in respect of Revovling Facility Commitments) or $1,000,000 (in respect of Term Loans), unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                    (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

                    (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04, "Approved Fund" means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to
Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent and the Joint Lead Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent and the Joint Lead Arrangers in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent and the Joint Lead Arrangers).

          (b) The Borrower agrees to indemnify the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, the Administrative Agent, any Joint Lead Arranger, any Issuing Bank, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Property or any property owned, leased or operated by any predecessor of the Borrower or any of its Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Credit Agreement Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

          (c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to
Section 2.17, this Section 9.05 shall not apply to Taxes.

          SECTION 9.06. Right of Set-off . If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this
Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

          SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

          (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

          (ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

          (iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

          (iv) amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

          (v) amend or modify the provisions of this Section or the definition of the terms "Required Lenders," "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

          (vi) release all or substantially all the Collateral or release any of the Borrower or any Subsidiary Loan Party from its guarantee under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

          (vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this
Section 9.08 shall bind any assignee of such Lender.

          (c) Without the consent of the Syndication Agent or any Joint Lead Arranger or Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

          (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          (e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Facility Loans, as applicable.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

          SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Amended and Restated First Lien Facilities Administrative Agent Fee Letter dated as of the date hereof shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.16. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and the other Loan Parties furnished to it by or on behalf of the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section
9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person's knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this
Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

          SECTION 9.17. JPMorgan Chase Bank, N.A. Direct Website Communications. (a) Delivery. (i) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document but only to the extent requested by the Administrative Agent. Nothing in this Section 9.17 shall prejudice the right of the Agents, the Joint Lead Arrangers or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

          (ii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

          (b) Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").

          (c) Platform. The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, "Agent Parties") have any liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party's gross negligence or willful misconduct.

          SECTION 9.18. Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of the Borrower or any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release, share or subordinate any Liens created by any Loan Document in respect of such assets or Equity Interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction not prohibited by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary Loan Party, terminate such Subsidiary Loan Party's obligations under its guarantee. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Credit Agreement Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

          SECTION 9.19. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

          SECTION 9.20. Regulatory Matters. Notwithstanding anything to the contrary herein or in the Security Documents, the Agents and the Lenders hereby agree that they will not take action pursuant to the Security Documents with respect to any item of Collateral associated with or related to any Communications License (i) to the extent such action is not permitted by the FCC or other Governmental Authority or any other applicable laws, rules or regulations; or (ii) that would constitute or result in an assignment or a change of control of a Communications License (including, without limitation, an assignment or transfer of control (as those terms are defined by the Communications Act of 1934, as amended, or by the laws of any other Governmental Authority or in the rules or regulations of the FCC)) now held by or to be issued to the Borrower or any of its Subsidiaries, or that otherwise would require prior notice to or approval from the FCC or other Governmental Authority, without first providing such notice or obtaining such prior approval. The Borrower agrees to take any action which the Administrative Agent may reasonably request consistent with and subject to and in accordance with applicable law in order to obtain from the FCC or any other relevant Governmental Authority such approval as may be necessary to enable the Lenders to exercise the full rights and benefits granted to the Lenders pursuant to this Agreement, including the use of the Borrower's commercially reasonable efforts to assist in obtaining the approval of the FCC or any other relevant Governmental Authority for any action or transaction contemplated by the Security Documents for which such approval is required by law and specifically, without limitation, upon request at any time after the occurrence and during the continuance of an Event of Default, to prepare, sign and file with the FCC or any other relevant Governmental Authority the assignor's or transferor's and licensee's portions of any application or applications for consent to the assignment or transfer of control of any Communications License that may be necessary or appropriate under the rules of the FCC or such other Governmental Authority for approval of any sale or transfer of control of the Collateral pursuant to the exercise of the Lenders' rights and remedies under the Security Documents; provided that Borrower's failure to obtain any such approval shall not constitute a Default or Event of Default. The Borrower further consents, subject to obtaining any necessary approvals, to the assignment or transfer of control of any Communications License to operate to a receiver, trustee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to the Lenders as permitted by applicable law.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.


                                     HUGHES NETWORKS SYSTEMS, LLC



                                     By:   /s/ DEAN MANSON
                                         ------------------------------------
                                         Name:   Dean Manson
                                         Title:  Vice President and General
                                                 Counsel






                      [Signature Page to Credit Agreement]

                                     JPMORGAN CHASE BANK, N.A.,
                                     as Administrative Agent and as a Lender



                                     By:   /s/ EDMOND DEFOREST
                                         ------------------------------------
                                         Name:   Edmond DeForest
                                         Title:  Vice President



                                     BEAR STEARNS CORPORATE LENDING INC.,
                                     as Syndication Agent and as a Lender



                                     By:   /s/ VICTOR BULZACCHELLI
                                         ------------------------------------
                                         Name:   Victor Bulzacchelli
                                         Title:  Vice President






                      [Signature Page to Credit Agreement]